Exhibit 3.1

This document is an unofficial English translation of a document prepared in Dutch. In preparing this document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text, except that, for convenience, the definitions set out in article 1.1 of the articles of association contained in this document have been placed in the English alphabetical order. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law. In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

DEED OF CONVERSION

IMMATICS B.V.

(new name: Immatics N.V.)

On the first day of July two thousand and twenty appears before me, Martijn Michiel, civil law notary in Amsterdam, the Netherlands:

Elainne Maria Lassooij, candidate civil law notary, born in Nieuwerkerk aan den Ijssel, the Netherlands, on the fourth day of January nineteen hundred and ninety-four, having her office address at Parnassusweg 737, 1077 DG Amsterdam, the Netherlands.

The person appearing declares:

(A)

On the thirtieth day of June two thousand and twenty the general meeting of Immatics B.V., a private company with limited liability under Dutch law, having its seat in Amsterdam, the Netherlands, and its address at Paul-Ehrlich-Strasse 15, 72076 Tübingen, Germany, registered with the Dutch trade register under number 77595726 (the “Company”), resolved to convert the Company into a public company, to amend the articles of association of the Company and to authorise the person appearing to execute the deed of conversion. The resolutions to convert the Company, amend the articles of association and authorise the person appearing are evidenced by a document, which is attached to this deed (annex).

(B)

The Company was incorporated by deed, executed on the tenth day of March two thousand and twenty before M.M. van der Bie, civil law notary in Amsterdam, the Netherlands. The articles of association of the Company have never been amended.

In order to implement the aforementioned resolutions to convert the Company and to amend the articles of association, the person appearing declares that the Company is hereby converted into a public company and that the articles of association of the Company are hereby amended such that these shall read in full as follows:

ARTICLES OF ASSOCIATION

1.	Definitions and interpretation

1.1	In these Articles of Association the following terms shall have the following meanings:

“Annual Accounts” means the annual accounts referred to in section 2:361 of the Dutch Civil Code;

“Articles of Association” means these articles of association;

“Associate” means, with respect to any person:

(a)	any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and

(b)	any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is an Executive Officer or a Supervisory Director;

“Auditor” means an auditor as referred to in section 2:393 subsection 1 of the Dutch Civil Code, or an organisation within which such auditors cooperate;

“Chief Executive Officer” means the Managing Director having, or having been granted, the title of Chief Executive Officer pursuant to these Articles of Association;

“Company” means the public company under Dutch law which is governed by these Articles of Association;

“Convertible Reserve” means a reserve referred to in sections 2:389 or 2:390 of the Dutch Civil Code;

“Distributable Reserve” means a distributable reserve other than a share premium reserve maintained by the Company for the benefit of the holders of a series of Financing Preferred Shares pursuant to these Articles of Association;

“Executive Committee” means the executive committee of the Company;

“Executive Officer” means a member of the Executive Committee, including each Managing Director and each other member of the Executive Committee, unless the context otherwise requires;

“Financing Preferred Share” means a financing preferred share in the share capital of the Company;

“General Meeting” means the body of the Company consisting of the Persons with Meeting Rights, or a meeting of Persons with Meeting Rights, in each case, as the context may require;

“Group” means a group as referred to in section 2:24b of the Dutch Civil Code;

“Group Company” means a legal person or company affiliated with the Company in a group as referred to in section 2:24b of the Dutch Civil Code;

“Indemnitee” means any current or former Executive Officer or Supervisory Director;

“Management Board” means the management board of the Company;

“Management Report” means the management report referred to in section 2:391 of the Dutch Civil Code;

“Managing Director” means a managing director of the Company;

“Ordinary Share” means an ordinary share in the share capital of the Company;

“Participating Interest” means a participating interest as referred to in section 2:24c of the Dutch Civil Code;

“Person with Meeting Rights” means a Shareholder and a Usufructuary and Pledgee who are entitled to the voting rights;

“Pledgee” means a holder of a right of pledge on one or more Shares;

“Share” means a share in the share capital of the Company, including each Ordinary Share and each Financing Preferred Share, unless the context otherwise requires;

“Shareholder” means a holder of one or more Shares;

“Shareholder Affiliate” means, with respect to any Shareholder:

(a)	any person controlling, directly or indirectly, or acting in concert with, such Shareholder;

(b)	any beneficial owner of Shares owned of record or beneficially by such Shareholder, or any person directly or indirectly controlling, controlled by or under common control with such Shareholder;

“Subsidiary” means a subsidiary as referred to in section 2:24a of the Dutch Civil Code;

“Supervisory Board” means the supervisory board of the Company;

“Supervisory Director” means a supervisory director of the Company, including each Supervisory Director I, each Supervisory Director II and each Supervisory Director III, unless the context otherwise requires;

“Supervisory Director I” means a Supervisory Director designated by the Supervisory Board as supervisory director I pursuant to these Articles of Association;

“Supervisory Director II” means a Supervisory Director designated by the Supervisory Board as supervisory director II pursuant to these Articles of Association;

“Supervisory Director III” means a Supervisory Director designated by the Supervisory Board as supervisory director II pursuant to these Articles of Association;

“Transition Date” means first day of July two thousand and twenty-one;

“Usufructuary” means a holder of a right of usufruct on one or more Shares.

1.2	In these Articles of Association references to Articles are to articles of these Articles of Association, unless otherwise specified.

2.	Name and seat

2.1	The name of the Company is: Immatics N.V.

2.2	The Company has its seat in Amsterdam, the Netherlands.

3.	Objects

The objects of the Company are:

(a)	to research, develop, manufacture and commercialise products for the detection, prevention and treatment of human diseases and conditions and to render advice and services in connection therewith;

(b)	to participate in, to take an interest in any other way in, to conduct the management of and to finance other businesses, of whatever nature;

(c)	to provide security, to give guarantees and to bind itself in any other way for its own debts and obligations and for those of other persons;

(d)	to borrow, to lend and to raise funds, including the issue of bonds, debt instruments and other securities, as well as to enter into agreements in connection therewith;

(e)	to acquire, manage, exploit and dispose of immovable property and other registered property;

(f)	to trade in currencies and securities, as well as in items of property in general;

(g)	to develop, exploit and trade in patents, trademarks, licenses, know-how, copyrights, database rights and other intellectual property rights;

(h)	to perform all activities of an industrial, financial or commercial nature,

as well as all activities which are incidental to or which may be conducive to any of the foregoing in the broadest sense.

4.	Share capital and Shares

4.1	The authorised share capital of the Company amounts to three million euros (EUR 3,000,000) and is divided into:

(a)	two hundred and eighty-five million (285,000,000) Ordinary Shares with a nominal value of one eurocent (EUR 0.01) each; and

(b)

fifteen million (15,000,000) Financing Preferred Shares with a nominal value of one eurocent (EUR 0.01) each, which are convertible into Ordinary Shares on the terms and subject to the conditions determined in accordance with Article 5.2, divided into:

(i)	a series A consisting of three million (3,000,000) Financing Preferred Shares;

(ii)	a series B consisting of three million (3,000,000) Financing Preferred Shares;

(iii)	a series C consisting of three million (3,000,000) Financing Preferred Shares;

(iv)	a series D consisting of three million (3,000,000) Financing Preferred Shares; and

(v)	a series E consisting of three million (3,000,000) Financing Preferred Shares.

4.2	Each series of Financing Preferred Shares shall constitute a separate class.

4.3	The Shares shall be in registered form and shall be numbered in such a manner that they can be distinguished from each other at any time.

4.4

The Shares shall be uncertificated and shall be registered in the register of shareholders, provided that the Board may determine that certain or all of the Shares shall be represented by share certificates. Share certificates shall be issued in such form, and shall be signed by a Managing Director or such other persons, as the Board may determine, and shall be numbered in such manner as the Board may determine to be necessary to distinguish the share certificates from each other. The Board may, in its sole discretion, establish further rules with respect to the issue of share certificates.

5.	Conversion of Financing Preferred Shares

5.1	Financing Preferred Shares may, at the request of the holder, be converted into Ordinary Shares pursuant to a resolution of the Management Board.

5.2

The conditions for conversion and the further terms and conditions related to the Financing Preferred Shares shall be determined by the Management Board, subject to the prior approval of the Supervisory Board, the General Meeting and the meeting of holders of the series of Financing Preferred Shares concerned, if Financing Preferred Shares of such series have been issued and are held by persons other than the Company and provided that in no event may any Financing Preferred Share be converted into more than ten Ordinary Shares. The preceding sentence shall apply by analogy to any amendments of or supplementations to the terms and conditions related to the Financing Preferred Shares determined in accordance with that sentence.

5.3	The Management Board shall implement the conversion of any Financing Preferred Shares in accordance with the applicable conditions for such conversion, as determined in accordance with Article 5.2.

5.4

Any obligation to pay up Ordinary Shares arising from a conversion of Financing Preferred Shares into Ordinary Shares shall be charged to the share premium reserve maintained by the Company for the benefit of the holders of the series of Financing Preferred Shares that are converted; if this reserve is insufficient, the difference shall be charged to the Distributable Reserves or the Convertible Reserves determined by the Management Board; if these reserves are insufficient, the difference shall be satisfied by the holder of the Ordinary Shares by payment in cash.

5.5

If Financing Preferred Shares of a particular series are converted into Ordinary Shares, the pro-rata entitlement to the balance of the share premium reserve maintained by the Company for the benefit of the holders of such Financing Preferred Shares, minus the amount charged to such share premium reserve by way of application of Article 5.4 shall be added to the Distributable Reserves determined by the Management Board.

6.	Issue of Shares

6.1

Shares may be issued pursuant to a resolution of the General Meeting or of the Management Board, if the Management Board has been authorised by a resolution of the General Meeting to issue Shares for a specified period not exceeding five years. The resolution of the General Meeting granting the authorisation shall specify the number of Shares that may be issued by the Management Board. The authorisation may from time to time be extended, in each case, for a period not exceeding five years. Unless otherwise specified in the resolution of the General Meeting granting the authorisation, the authorisation may not be revoked. For as long as and to the extent that the Management Board is authorised to issue Shares, the General Meeting shall not have the authority to issue Shares.

6.2	If the General Meeting is authorised to issue Shares, it may only do so on the proposal of the Management Board, which proposal shall require the prior approval of the Supervisory Board.

6.3	A resolution of the Management Board to issue Shares shall require the prior approval of the Supervisory Board.

6.4

The validity of a resolution of the General Meeting to issue Shares or to authorise the Management Board to issue Shares shall require a prior or simultaneous approving resolution of each group of holders of Shares of a same class whose rights are prejudiced by such issue.

6.5

Articles 6.1 up to and including 6.4 shall apply by analogy to a grant of rights to subscribe for Shares, but shall not apply to the issue of Shares to a person who exercises a previously acquired right to subscribe for Shares.

7.	Pre-emption rights upon issue of Shares

7.1

Upon the issue of Ordinary Shares, each holder of Ordinary Shares shall have a pre-emption right in proportion to the aggregate amount of the Ordinary Shares held by such holder, subject to Article 7.2.

7.2	A holder of Ordinary Shares shall have no pre-emption right in respect of:

(a)	Ordinary Shares which are issued against payment in a form of consideration other than cash;

(b)	Ordinary Shares which are issued to employees of the Company or of a Group Company;

(c)	Financing Preferred Shares to be issued.

7.3	Holders of Financing Preferred Shares shall have no pre-emption right in respect of Shares to be issued.

7.4

Pre-emption rights may be limited or excluded by a resolution of the General Meeting or of the Management Board, if the Management Board has been authorised by a resolution of the General Meeting to limit or exclude pre-emption rights for a specified period not exceeding five years. The authorisation may from time to time be extended, in each case for a period not exceeding five years. Unless otherwise specified in the resolution of the General Meeting granting the authorisation, the authorisation may not be revoked. For as long as and to the extent that the Management Board is authorised to limit or exclude pre-emption rights, the General Meeting shall not have the authority to limit or exclude pre-emption rights.

7.5

A resolution of the General Meeting to limit or exclude pre-emption rights or to authorise the Management Board to limit or exclude pre-emption rights shall require a majority of at least two thirds of the votes cast, if less than half the issued share capital is represented at the meeting.

7.6

If the General Meeting is authorised to limit or exclude pre-emption rights, it may only do so on the proposal of the Management Board, which proposal shall require the prior approval of the Supervisory Board.

7.7	A resolution of the Management Board to limit or exclude pre-emption rights shall require the prior approval of the Supervisory Board.

7.8

The Company shall announce an issue of Shares where pre-emption rights apply in accordance with applicable law. Such announcement shall include the period within which such pre-emption rights may be exercised.

7.9

Articles 7.1 up to and including 7.8 shall apply by analogy to a grant of rights to subscribe for Shares, but shall not apply to an issue of Shares to a person who exercises a previously acquired right to subscribe for Shares.

8.	Payment for Shares

8.1

Without prejudice to section 2:80 subsection 2 of the Dutch Civil Code, upon any subscription for Shares, the full nominal value must be paid up on such Shares and, in the event that the subscription price of such Shares is greater than the nominal value of such Shares, the difference between the nominal value and such higher amount.

8.2	A resolution of the Management Board to call any further payments on Shares shall require the prior approval of the Supervisory Board.

8.3

Payment must be made in cash, unless an alternative contribution has been agreed. Payment in a form of consideration other than cash shall be made with due observance of sections 2:80b and 2:94b of the Dutch Civil Code.

8.4	Payment in a currency other than the euro may only be made with the consent of the Company and with due observance of section 2:80a subsection 3 of the Dutch Civil Code.

8.5

Ordinary Shares which are issued to current or former Executive Officers, Supervisory Directors, employees or other service providers of the Company or any of its Group Companies under any equity incentive plan or other program may be paid up at the expense of the Distributable Reserves or the Convertible Reserves determined by the Management Board.

8.6	The Management Board shall be authorised to perform the legal acts referred to in section 2:94 subsection 1 of the Dutch Civil Code without the prior approval of the General Meeting.

9.	Acquisition of Shares by the Company

9.1

Without prejudice to Article 9.2, the Company may only acquire fully paid up Shares for consideration if and to the extent the General Meeting has authorised the Management Board to acquire Shares. Such authorisation shall be valid for a period not exceeding eighteen months. The resolution of the General Meeting granting the authorisation shall specify the number of Shares that may be acquired, the manner in which such Shares may be acquired and the limits within which the price must be set. The authorisation may from time to time be extended, in each case for a period not exceeding eighteen months. Unless otherwise specified in the resolution of the General Meeting granting the authorisation, the authorisation may not be revoked.

9.2

The authorisation of the General Meeting shall not be required if the Company acquires Shares for the purpose of transferring such Shares to employees of the Company or of a Group Company by virtue of any equity incentive plan or other program applicable to such employees, provided that such Shares are listed on any stock exchange.

9.3	A resolution of the Management Board to acquire Shares shall require the prior approval of the Supervisory Board.

9.4	Any acquisition of Shares by the Company shall be effected with due observance of section 2:98 of the Dutch Civil Code.

9.5	If depositary receipts for Shares have been issued, such depositary receipts for Shares shall be put on par with Shares for the purpose of Articles 9.1 up to and including 9.4.

10.	Financial assistance

10.1

In respect of the subscription for or acquisition of Shares or depositary receipts thereof by other persons, the Company may not provide security, give a guarantee as to the price of the Shares, give guarantees in any other manner and may not bind itself either jointly or severally in addition to or for other persons. This prohibition shall also apply to its Subsidiaries.

10.2

In respect of the subscription for or acquisition of Shares or depositary receipts thereof by other persons, the Company and its Subsidiaries may only grant loans with due observance of section 2:98c subsections 2 up to and including 7 of the Dutch Civil Code.

10.3	Articles 10.1 and 10.2 shall not apply if Shares are subscribed for or acquired by or for the account of employees of the Company or of a Group Company.

11.	Reduction of share capital

11.1

The General Meeting may resolve to reduce the issued share capital by cancelling Shares or by reducing the nominal value of Shares by an amendment of the Articles of Association. The resolution shall specify the Shares to which the resolution applies and shall describe how such a resolution shall be implemented. The amount of the issued share capital may not fall below the minimum share capital as required by law in effect at the time of the resolution.

11.2	The General Meeting may only resolve to reduce the issued share capital on the proposal of the Management Board, which proposal shall require the prior approval of the Supervisory Board.

11.3

A resolution to cancel Shares may only apply to Shares which are held by the Company itself or to Shares for which the Company holds depositary receipts or to all Financing Preferred Shares of a particular series.

11.4	Cancellation of Financing Preferred Shares which are held by another person than the Company shall be effected against:

(a)	repayment of the amount paid up on such Financing Preferred Shares; and

(b)	simultaneous distribution of an amount equal to:

(i)	the balance of the share premium reserve maintained by the Company for the benefit of the holders of the series of Financing Preferred Shares that is cancelled;

(ii)	any deficit, referred to in Article 44.2; and

(iii)	the amount, referred to in Article 44.2 under (a), calculated up to the date on which such Financing Preferred Shares are cancelled,

all with due observance of Articles 45.5 and 45.6.

11.5	Repayment in implementation of a resolution to reduce the nominal value of the Shares shall be made pro rata on all Shares or exclusively on all Shares of a same class.

11.6

The validity of a resolution of the General Meeting to reduce the issued share capital shall require a prior or simultaneous approving resolution of each group of holders of Shares of a same class whose rights are prejudiced by such share capital reduction.

11.7

A resolution of the General Meeting to reduce the issued share capital shall require a majority of at least two thirds of the votes cast, if less than half the issued share capital is represented at the meeting.

11.8	Reduction of the issued share capital shall be effected with due observance of sections 2:99 and 2:100 of the Dutch Civil Code.

12.	Right of usufruct and right of pledge on Shares

12.1

A right of usufruct may be created on Shares. The voting rights on the Shares encumbered with a right of usufruct shall accrue to the Shareholder. In derogation of the preceding sentence, the voting rights shall accrue to the Usufructuary if so provided at the time of the creation of the right of usufruct.

12.2

A right of pledge may be created on Shares. The voting rights on the Shares encumbered with a right of pledge shall accrue to the Shareholder. In derogation of the preceding sentence, the voting rights shall accrue to the Pledgee if so provided at the time of the creation of the right of pledge.

12.3

Any Shareholder who pursuant to a right of usufruct or a right of pledge is not entitled to voting rights and any Usufructuary or Pledgee who is entitled to voting rights shall have the rights conferred by law on holders of depositary receipts for shares issued with a company’s cooperation.

12.4	Any Usufructuary or Pledgee who is not entitled to voting rights shall not have the rights conferred by law on holders of depositary receipts for shares issued with a company’s cooperation.

13.	Depositary receipts for Shares

The Company is not authorised to cooperate in the issue of depositary receipts for Shares.

14.	Shareholders register

14.1

A register shall be kept by or on behalf of the Company in which the names and addresses of all Shareholders, Usufructuaries and Pledgees shall be recorded, stating the information that must be recorded pursuant to section 2:85 of the Dutch Civil Code and such further information as the Management Board may consider appropriate. Part of the register may be kept outside the Netherlands to comply with applicable law or stock exchange rules.

14.2	The register shall be updated regularly.

15.	Joint holding

15.1

If one or more Shares, or a right of usufruct or a right of pledge on one or more Shares, are jointly held by two or more persons, the joint holders may only be represented vis-à -vis the Company by a person who has been designated by such joint holders in writing for that purpose.

15.2	The Management Board may, whether or not subject to certain conditions, grant an exemption from Article 15.1.

16.	Transfer of Shares

16.1

Except as otherwise provided in these Articles of Association or permitted by applicable law, the transfer of Shares or of a right of usufruct on Shares, or the creation or release of a right of usufruct or a right of pledge on Shares, shall require an instrument intended for such purpose and, unless the Company is a party to the legal act, the written acknowledgement by the Company of such transfer.

16.2

The acknowledgement shall be made in the instrument or by a dated statement of acknowledgement on the instrument or on a copy or extract thereof signed as a true copy by the transferor. Service of such instrument, true copy or extract upon the Company shall be deemed to have the same effect as an acknowledgement.

16.3

A right of pledge may also be created without acknowledgement by or service upon the Company. In such case section 3:239 of the Dutch Civil Code shall apply by analogy, whereby acknowledgement by or service upon the Company shall substitute the notice referred to in section 3:239 subsection 3 of the Dutch Civil Code.

16.4

For so long as one or more Shares are listed on the NASDAQ Stock Market or any other regulated foreign stock exchange, the Company may, by a resolution of the Management Board for that purpose, determine that the laws of the State of New York, United States of America, shall apply to the property law aspects of the Shares included in the part of the register of shareholders kept by the relevant transfer agent. Articles 16.1 up to and including 16.3 shall not apply to such Shares. Such resolution, as well as a resolution to revoke such designation, shall be made public in accordance with applicable law and shall be deposited at the offices of the Company and the Dutch trade register for inspection.

16.5	A resolution of the Management Board to designate applicable law as referred to in Article 16.4 shall require the prior approval of the Supervisory Board.

17.	Management Board

17.1	The Management Board shall consist of such number of Managing Directors as the Supervisory Board may determine.

17.2	Managing Directors must be natural persons.

18.	Appointment, suspension and dismissal of Managing Directors

18.1

Managing Directors shall be appointed by the General Meeting on the basis of one or more binding nominations in accordance with Article 18.2. The nomination shall specify the vacancy for which the nomination is made. Each nomination shall comprise one candidate.

18.2

Binding nominations may be made by the Supervisory Board or by one or more Shareholders who individually or jointly represent at least one-tenth of the issued share capital of the Company at the time of giving the notice referred to in Article 18.3.

18.3

A nomination made by Shareholders in accordance Article 18.2 shall only be binding if such Shareholders have given notice thereof to the Company in writing no later than on the sixtieth day prior to the date of the General Meeting at which the appointment is to be discussed.

18.4

The General Meeting may at all times overrule the binding nature of each nomination by a resolution adopted by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital.

18.5

If there is only one nomination, a resolution on the nomination will result in the candidate having been appointed, unless the binding nature of the nomination is overruled in accordance with Article 18.4.

18.6

If there is more than one nomination, the candidate who obtained the highest number of votes shall be appointed, unless the binding nature of all nominations is overruled in accordance with Article 18.4.

18.7

If none of the candidates are appointed, the Supervisory Board, or one or more Shareholders who individually or jointly represent at least one-tenth of the issued share capital, may, in accordance with Article 18.2, make a new nomination for the next General Meeting, unless the Supervisory Board resolves to reduce the number of Managing Directors in accordance with Article 17.1.

18.8

The General Meeting may at any time suspend or dismiss a Managing Director. The General Meeting may only adopt a resolution to suspend or dismiss a Managing Director by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital, or, in the case that such resolution is adopted on the proposal of the Supervisory Board, by an absolute majority of the votes cast, representing more than half of the issued share capital.

18.9	The Supervisory Board shall be authorised to suspend a Managing Director at any time.

18.10

If the General Meeting or the Supervisory Board has suspended a Managing Director, the General Meeting shall within three months after the suspension has taken effect resolve either to dismiss such Managing Director or to terminate the suspension, failing which the suspension will lapse.

19.	Remuneration of Managing Directors

19.1

The Company shall have a policy regarding remuneration of the Management Board. The policy shall be adopted by the General Meeting on the proposal of the Supervisory Board. The remuneration policy shall include the matters described in sections 2:383c up to and including 2:383e of the Dutch Civil Code, to the extent they apply to the Management Board.

19.2	The remuneration of Managing Directors shall be determined by the Supervisory Board with due observance of the policy referred to in Article 19.1.

19.3

The Supervisory Board shall submit proposals concerning arrangements for issuing Shares or granting rights to subscribe for Shares in accordance with the policy referred to in Article 19.1 to the General Meeting for approval. The proposal shall include the information required pursuant to section 2:135 subsection 5 of the Dutch Civil Code.

20.	Duties, division of duties and decision-making of the Management Board

20.1

Subject to the limitations provided in these Articles of Association, the Management Board shall be charged with the management of the Company. In fulfilling their duties the Managing Directors shall serve the interest of the Company and the business connected with it.

20.2

The Management Board may adopt rules with respect to the matters concerning the Management Board. A resolution of the Management Board to adopt, amend, supplement or terminate such rules shall require the prior approval of the Supervisory Board.

20.3

The Management Board may, whether or not by rule, determine the duties with which each Managing Director will be particularly charged. A resolution of the Management Board to determine the duties with which each Managing Director will be particularly charged shall require the prior approval of the Supervisory Board.

20.4

If there is more than one Managing Director, the Supervisory Board shall appoint from among the Managing Directors a chairman. The Supervisory Board shall grant to a Managing Director the title of Chief Executive Officer. The offices of chairman and Chief Executive Officer are compatible.

20.5	The Management Board shall meet whenever a Managing Director considers appropriate.

20.6

A Managing Director may only be represented at a meeting by another Managing Director authorised in writing. The requirement of written form for the authorisation shall be met if the authorisation has been recorded electronically.

20.7

Each Managing Director may participate in a meeting by electronic means of communication, provided that all Managing Directors participating in the meeting can hear each other simultaneously. A Managing Director so participating shall be deemed to be present at the meeting.

20.8	Each Managing Director shall have one vote. All resolutions shall be adopted by an absolute majority of the votes cast. In the event of a tie vote, the Supervisory Board shall decide.

20.9

In the event that one or more Managing Directors have a direct or indirect personal interest that conflicts with the interest of the Company and the business connected with it, they shall not be authorised to participate in the discussion and the decision-making process. In the event that all Managing Directors have or the only Managing Director has a direct or indirect personal interest that conflicts with the interest of the Company and the business connected with it, the resolution shall be adopted by the Supervisory Board.

20.10	A written statement of the chairman of the meeting of the Management Board that the Management Board has adopted a resolution shall constitute proof of such resolution vis-à-vis third parties.

20.11

The Management Board may adopt resolutions without holding a meeting, provided that all Managing Directors have consented to this manner of adopting resolutions and the votes are cast in writing or by electronic means. Articles 20.8 and 20.9 shall apply by analogy to the adoption of resolutions by the Management Board without holding a meeting.

21.	Approval of resolutions of the Management Board

21.1

Resolutions of the Management Board with regard to an important change in the identity or character of the Company or the business connected with it are subject to the prior approval of the General Meeting, including in any case:

(a)	transfer of the business or almost the entire business to a third party;

(b)

entry into or termination of a long-term cooperation by the Company or a Subsidiary thereof with another legal person or partnership or as a fully liable partner in a limited or general partnership, if such cooperation or termination thereof is of far-reaching significance to the Company; and

(c)

acquisition or disposal by the Company or a Subsidiary thereof of a Participating Interest in the capital of a company with a value of at least one-third of the amount of the assets as shown in the balance sheet with explanatory notes or, if the Company prepares a consolidated balance sheet, as shown in the consolidated balance sheet with explanatory notes, according to the most recently adopted Annual Accounts of the Company.

21.2	Without prejudice to Article 21.1, resolutions of the Management Board on the following matters are subject to the prior approval of the Supervisory Board:

(a)

application for admission of securities issued by the Company to trading on the NASDAQ Stock Market or any other regulated foreign stock exchange located in the United States of America or elsewhere, or application for withdrawal of such admission;

(b)

entry into or termination of a long-term cooperation by the Company or a Subsidiary of the Company with another legal person or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination thereof is of far-reaching significance to the Company or the Subsidiary of the Company;

(c)

acquisition of a Participating Interest by the Company or a Subsidiary of the Company in the capital of another company with a value of at least five hundred thousand United States dollars (USD 500,000), or such higher amount as determined by the Supervisory Board and recorded in writing, as well as any far-reaching increase or decrease in the size of any such Participating Interest;

(d)

incurring debt by the Company or a Subsidiary of the Company in an amount of at least five hundred thousand United States dollars (USD 500,000), or such higher amount as determined by the Supervisory Board and recorded in writing;

(e)

capital investments by the Company or a Subsidiary of the Company requiring an amount equal to at least five hundred thousand United States dollars (USD 500,000), or such higher amount as determined by the Supervisory Board and recorded in writing;

(f)

acquisition, disposal or encumbrance of intellectual property rights and acquisition or granting of licences and sublicenses by the Company or a Subsidiary of the Company, if the interest or value of such intellectual property rights, licences or sublicenses to the Company or the Subsidiary amounts to at least five hundred thousand United States dollars (USD 500,000), or such higher amount as determined by the Supervisory Board and recorded in writing;

(g)	entry into of any agreement, including any amendment or modification to any existing agreement, with or consummate, directly or indirectly, any transaction or series of related transactions with:

(i)	any affiliate of the Company other than, in the case of the Company, any of its Subsidiaries or, in the case of any Subsidiary of the Company, the Company or another Subsidiary of the Company;

(ii)	any Shareholder that, along with any Shareholder Affiliates and Associates of such Shareholder, to the Company’s actual knowledge, beneficially owns at least five per cent (5.00%) of Shares;

(iii)

any person who is or was, since the beginning of the last financial year for which the General Meeting has adopted Annual Accounts, even if such person does not presently serve in that role, an Executive Officer or Supervisory Director, or, to the Company’s actual knowledge, any other person described under (i) or (ii) above or any nominee for Executive Officer or Supervisory Director; or

(iv)

any Associate, to the Company’s actual knowledge, of any person described under (i) or (ii) above, in each case other than any transaction involving one hundred and twenty thousand United States dollars (USD 120,000) or less in a financial year;

(h)

adoption of an equity incentive plan or other program for the benefit of Executive Officers, Supervisory Directors, employees or other service providers of the Company or any of its Group Companies, as well as any material amendment or termination thereof;

(i)	termination of the employment of a considerable number of employees of the Company and any of its Subsidiaries, determined on a consolidated basis, at the same time or within a short time span;

(j)	a far-reaching change in the working conditions of a considerable number of employees of the Company and any of its Subsidiaries, determined on a consolidated basis;

(k)

entry into any sale or disposition of all or substantially all of the Company’s assets determined on a consolidated basis, whether in one or more series of transactions and irrespective of how such sale or disposition is structured, including by sale, exchange or transfer of the Company’s consolidated assets or otherwise;

(l)

entry into any acquisition, whether in one or more series of transactions and irrespective of how such acquisition is structured, including by merger, exchange or transfer, by the Company or any of its Subsidiaries, if such transaction has a value of at least one million United States dollars (USD 1,000,000), or such higher or lower amount as determined by the Supervisory Board and recorded in writing;

(m)

entry into any agreement other than as referred to above by the Company or a Subsidiary of the Company the interest or value of which to the Company or the Subsidiary of the Company amounts to at least one million United States dollars (USD 1,000,000), or such higher or lower amount as determined by the Board and recorded in writing;

(n)	the dissolution or liquidation or a similar transaction involving the Company or a material Subsidiary of the Company;

(o)	issue, sale, exchange, redemption, cancellation or purchase of Shares or shares in the share capital of any Subsidiary of the Company;

(p)	declaration of any distributions with respect to the Shares;

(q)	increasing or decreasing the monetary thresholds set out in this Article 21.2;

(r)	such other resolutions as specified in writing from time to time by the Supervisory Board.

21.3

The absence of the approval of the General Meeting of a resolution as referred to in Article 21.1 or of the approval of the Supervisory Board of a resolution as referred to in Article 21.2 shall not affect the power of the Management Board or Managing Directors to represent the Company.

22.	Executive Committee

22.1	The Company shall have an Executive Committee. The Executive Committee shall consist of all Managing Directors and such number of other Executive Officers as the Management Board may determine.

22.2

Executive Officers who are not Managing Directors shall be appointed by the Management Board. The Management Board may at any time suspend or dismiss an Executive Officer who is not a Managing Director.

22.3	A resolution of the Management Board to appoint, suspend or dismiss an Executive Officer shall require the prior approval of the Supervisory Board.

22.4

Dismissal of an Executive Officer who is not a Managing Director shall not cause the termination of an employment agreement or similar agreement between the Company or a Group Company and the Executive Officer.

22.5	The Executive Committee shall be charged with the matters concerning the day-to-day management of the Company determined by the Management Board.

22.6

The Management Board may adopt rules with respect to the matters concerning the Executive Committee. A resolution of the Management Board to adopt, amend, supplement or terminate such rules shall require the prior approval of the Supervisory Board.

22.7

The Management Board may, whether or not by rule, determine the duties with which each Executive Officer will be particularly charged. A resolution of the Management Board to determine the duties with which each Executive Officer will be particularly charged shall require the prior approval of the Supervisory Board.

22.8	The Management Board may grant a title to each Executive Officer who is not a Managing Director.

23.	Representation

23.1

The Management Board shall have the power to represent the Company. The power to represent the Company shall, in addition to the power of the Management Board, only be vested in two Executive Officers acting jointly.

23.2

The Management Board may appoint one or more officers with general or restricted power to represent the Company on a continuing basis. Each officer shall represent the Company with due observance of the restrictions imposed on him or her. The Management Board may grant a title to such officers.

24.	Failing or prevention from acting of Managing Directors

In the event that one or more Managing Directors are failing or are prevented from acting, the remaining Managing Directors or the only remaining Managing Director shall temporarily be in charge of the management; in such case the Supervisory Board shall be authorised to designate one or more temporary Managing Directors. In the event that all Managing Directors or the only Managing Director is failing or is prevented from acting, the Supervisory Board shall temporarily be in charge of the management, unless the Supervisory Board designates one or more temporary Managing Directors.

25.	Supervisory Board

25.1

The Company shall have a Supervisory Board. The Supervisory Board shall consist of such number of Supervisory Directors as the Supervisory Board may determine, but not less than three. If the number of Supervisory Directors is less than three, the Supervisory Board shall fully retain its powers.

25.2

The Supervisory Directors shall be divided by the Supervisory Board into Supervisory Directors I, Supervisory Directors II and Supervisory Directors III, with each class as nearly equal in number as possible.

25.3	Supervisory Directors must be natural persons.

26.	Appointment, retirement, suspension and dismissal of Supervisory Directors

26.1

Supervisory Directors shall be appointed by the General Meeting on the basis of one or more binding nominations in accordance with Article 26.2. The nomination shall specify the vacancy for which the nomination is made. Each nomination shall comprise one candidate.

26.2

Binding nominations may be made by the Supervisory Board or by one or more Shareholders who individually or jointly represent at least one-tenth of the issued share capital of the Company at the time of giving the notice referred to in Article 26.3.

26.3

A nomination made by Shareholders in accordance Article 26.2 shall only be binding if such Shareholders have given notice thereof to the Company in writing no later than on the sixtieth day prior to the date of the General Meeting at which the appointment is to be discussed.

26.4

A nomination for the appointment of a Supervisory Director shall state which class of Supervisory Directors the candidate is proposed to be appointed to, his or her age and profession, the number of Shares held by him or her and the positions he or she holds or held insofar as relevant to the fulfilment of the duties as a Supervisory Director. Furthermore, mention shall be made of the legal persons for which he or she serves as a supervisory director whereby, provided that if legal persons are included which belong to the same Group, it shall be sufficient to mention such Group. The nomination for appointment or reappointment shall include the reasons. In case of reappointment, account shall be taken of the manner in which the candidate has fulfilled his or her duties as a Supervisory Director.

26.5

The General Meeting may at all times overrule the binding nature of each nomination by a resolution adopted by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital.

26.6

If there is only one nomination, a resolution on the nomination will result in the candidate having been appointed, unless the binding nature of the nomination is overruled in accordance with Article 26.5.

26.7

If there is more than one nomination, the candidate who obtained the highest number of votes shall be appointed, unless the binding nature of all nominations is overruled in accordance with Article 26.5.

26.8

If none of the candidates are appointed, the Supervisory Board, or one or more Shareholders who individually or jointly represent at least one-tenth of the issued share capital, may, in accordance with Article 26.2, make a new nomination for the next General Meeting, unless the Supervisory Board resolves to reduce the number of Supervisory Directors in accordance with Article 25.1.

26.9

All Supervisory Directors of a same class shall retire simultaneously at the close of the first annual General Meeting held after three years have elapsed since their appointment, provided, however, that:

(a)

Supervisory Directors I shall for the first time retire at the close of the annual General Meeting to be held in two thousand and twenty-one and subsequently at the close of each third succeeding annual General Meeting;

(b)

Supervisory Directors II shall for the first time retire at the close of the annual General Meeting to be held in two thousand and twenty-two and subsequently at the close of each third succeeding annual General Meeting;

(c)

Supervisory Directors III shall for the first time retire at the close of the annual General Meeting to be held in two thousand and twenty-three and subsequently at the close of each third succeeding annual General Meeting;

(d)	a Supervisory Director appointed to fill a vacancy resulting from the early resignation or dismissal of a Supervisory Director shall retire at the time at which his or her predecessor would retire;

(e)	a decrease of the number of Supervisory Directors of a particular class may not require that a Supervisory Director of such class shall retire early against his or her will;

(f)	a retiring Supervisory Director shall be eligible for reappointment.

26.10

The General Meeting may at any time suspend and dismiss a Supervisory Director. The General Meeting may only adopt a resolution to suspend or dismiss a Supervisory Director by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital, unless the resolution is adopted on the basis of a proposal of the Supervisory Board; in that case, the resolution may be adopted by an absolute majority of the votes cast, representing more than half of the issued share capital.

26.11

If the General Meeting has suspended a Supervisory Director, the General Meeting shall within three months after the suspension has taken effect resolve either to dismiss such Supervisory Director or to terminate the suspension, failing which the suspension shall lapse.

27.	Remuneration of Supervisory directors

The General Meeting may grant the Supervisory Directors a remuneration. The Supervisory Directors shall be reimbursed for their expenses.

28.	Duties, division of duties and working procedures of the Supervisory Board

28.1

Supervision of the policies of the Management Board and of the general course of affairs of the Company and the business connected with it shall be carried out by the Supervisory Board. It shall support the Management Board with advice. In fulfilling their duties the Supervisory Directors shall serve the interests of the Company and the business connected with it. The Management Board shall in due time provide the Supervisory Board with the information it needs to carry out its duties. At least once a year the Management Board shall inform the Supervisory Board in writing in respect of the principles of the strategic policy, the general and financial risks and the management and control system of the Company.

28.2	The Supervisory Board may adopt rules with respect to the matters concerning the Supervisory Board.

28.3	The Supervisory Board may, whether or not by rule, determine the duties with which each Supervisory Director will be particularly charged.

28.4	The Supervisory Board shall appoint from among its members a chairman, as well as a vice-chairman, who shall substitute the chairman in his absence.

28.5

The Supervisory Board may appoint from among its members one or more delegated Supervisory Directors. A delegated Supervisory Director is a Supervisory Director who is charged with a special task. The delegated authority may not exceed the responsibilities of the Supervisory Board itself and shall not include managing the Company. It entails more intensive supervision and advice and more regular consultation with the Management Board. The delegation shall not affect the duties and powers of the Supervisory Board. The delegated Supervisory Directors shall report on their findings to the Supervisory Board. A Supervisory Director may only be temporarily appointed as delegated Supervisory Director.

28.6

The Supervisory Board may decide that one or more Supervisory Directors shall have access to all premises of the Company and shall be authorised to examine all of the Company’s books, correspondence and other records and to be fully informed of all actions which have taken place, or the Supervisory Board may decide that one or more Supervisory Directors shall be authorised to exercise a portion of such powers.

29.	Meetings and decision-making of the Supervisory Board

29.1	The Supervisory Board shall meet whenever a Supervisory Director or the Management Board considers appropriate.

29.2

A Supervisory Director may only be represented at a meeting by another Supervisory Director authorised in writing. The requirement of written form for the authorisation shall be met if the authorisation has been recorded electronically.

29.3

Each Supervisory Director may participate in a meeting by electronic means of communication, provided that all Supervisory Directors participating in the meeting can hear each other simultaneously. A Supervisory Director so participating shall be deemed to be present at the meeting.

29.4	The Managing Directors shall attend the meetings of the Supervisory Board, if invited to do so, and they shall provide in such meetings all information required by the Supervisory Board.

29.5

Each Supervisory Director shall have one vote. All resolutions shall be adopted by an absolute majority of votes cast at a meeting at which more than half of the Supervisory Directors are present or represented. In the event of a tie vote, the proposal shall have been rejected.

29.6

In the event that one or more Supervisory Directors have a direct or indirect personal interest that conflicts with the interest of the Company and the business connected with it, they shall not be authorised to participate in the discussion and the decision-making process. In the event that all Supervisory Directors have or the only Supervisory Director has a direct or indirect personal interest that conflicts with the interest of the Company and the business connected with it, the resolution shall nevertheless be adopted by the Supervisory Board and the Supervisory Directors shall, in derogation of the preceding sentence, continue to be authorised to participate in the discussion and decision-making process.

29.7

When determining to what extent the Supervisory Directors cast votes, are present or represented, no account shall be taken of Supervisory Directors who are not authorised to participate in the discussion and the decision-making process pursuant to Article 29.6.

29.8	A written statement of the chairman of the meeting of the Supervisory Board that the Management Board has adopted a resolution shall constitute proof of such resolution vis-à-vis third parties.

29.9

The Supervisory Board may adopt resolutions without holding a meeting, provided that all Supervisory Directors have consented to this manner of adopting resolutions and the votes are cast in writing or by electronic means. Articles 29.5 up to and including 29.7 shall apply by analogy to the adoption of resolutions by the Supervisory Board without holding a meeting.

30.	Failing or prevention from acting of Supervisory Directors

In the event that one or more Supervisory Directors are failing or are prevented from acting, the remaining Supervisory Directors or the only remaining Supervisory Director shall temporarily exercise the duties and powers conferred upon the Supervisory Board and the Supervisory Directors by law or these Articles of Association; in such case the Supervisory Board shall be authorised to designate one or more temporary Supervisory Directors. In the event that all Supervisory Directors are failing or are prevented from acting, these duties and powers shall temporarily be exercised by one or more persons to be designated for that purpose by the General Meeting.

31.	Indemnification of Executive Officers and Supervisory Directors

31.1	To the fullest extent permitted by Dutch law, the following shall be reimbursed to the Indemnitees:

(a)

the costs of conducting a defence against claims, also including claims by the Company and its Group Companies, as a consequence of any acts or omissions in the fulfilment of their duties or any other duties currently or previously performed by them at the Company’s request;

(b)	any damages or financial penalties payable by them as a result of any such acts or omissions;

(c)	any amounts payable by them under settlement agreements entered into by them in connection with any such acts or omissions;

(d)

the costs of appearing in other legal proceedings in which they are involved as Executive Officers, Supervisory Directors, former Executive Officers or former Supervisory Directors, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf;

(e)	any taxes payable by them as a result of any reimbursements in accordance with this Article 31.1.

31.2	An Indemnitee shall not be entitled to reimbursement as referred to in Article 31.1 if and to the extent that:

(a)

it has been adjudicated by a Dutch court or, in the case of arbitration, an arbitrator, in a final and conclusive decision that the act or omission of the Indemnitee may be characterised as intentional, deliberately reckless or grossly negligent conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

(b)	the costs or financial loss of the Indemnitee are covered by an insurance and the insurer has paid out the costs or financial loss.

31.3

If and to the extent that it has been adjudicated by a Dutch court or, in the case of arbitration, an arbitrator, in a final and conclusive decision that the act or omission of the Indemnitee may be characterised as intentional, deliberately reckless or grossly negligent conduct or that the Indemnitee is otherwise not entitled to reimbursement as referred to in Article 31.1, he or she shall immediately repay the amount reimbursed by the Company. The Company may request that the Indemnitee provides appropriate security for his repayment obligation. The Company may take out liability insurance for the benefit of Executive Officers, Supervisory Directors, former Executive Officers and former Supervisory Directors.

31.4	The Company may, by agreement or otherwise, give further implementation to Articles 31.1 up to and including 31.3.

31.5	Where this Article 31 would limit any contractual entitlement of any Indemnitees to indemnification or reimbursement, such contractual entitlement shall prevail.

31.6

Amendment of this Article 31 may not prejudice the entitlement of any Indemnitees to reimbursement as referred to in Article 31.1 as a result of acts or omissions in the period during which that Article was in force.

32.	General Meetings

32.1	Annually, within six months of the end of the financial year, a General Meeting shall be held. The notice for this meeting shall in any case mention the following matters:

(a)

the consideration of the Annual Accounts, the Management Report and the information, referred to in section 2:392 subsection 1 of the Dutch Civil Code, insofar as that provision applies to the Company;

(b)	the adoption of the Annual Accounts; and

(c)	the allocation of the profits or the determination how a loss will be accounted for.

These items need not be mentioned in the notice of meeting if the period for preparing the Annual Accounts and for presenting the Management Report has been extended by the General Meeting or if the notice of meeting mentions a proposal to that effect.

32.2	The Management Board and the Supervisory Board shall be authorised to convene a General Meeting.

32.3	A General Meeting shall be convened whenever the Management Board or the Supervisory Board considers appropriate, without prejudice to sections 2:110 up to including 2:112 of the Dutch Civil Code.

33.	Venue, notice and agenda of the General Meetings

33.1	General Meetings shall be held in the Netherlands, in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht or Haarlemmermeer (Schiphol Airport).

33.2	Notice of a General Meeting shall be given by the Management Board, the Supervisory Board, a Managing Director or a Supervisory Director.

33.3

Notice of a General Meeting shall be given by means of an announcement made by electronic means of communication which is directly and permanently accessible until the General Meeting and with due observance of the applicable law and stock exchange rules.

33.4	The notice of a General Meeting shall mention:

(a)	the matters to be discussed;

(b)	the place and time of the meeting;

(c)	the procedure for attending the meeting by a proxy authorised in writing; and

(d)	the procedure for attending the meeting and the exercise of the voting rights by any means of electronic communication in the event such right can be exercised in accordance with Article 36.2.

33.5

Notifications which pursuant to the law or these Articles of Association are to be addressed to the General Meeting may be included in the notice of meeting and, where applicable, in the document that has been made available at the offices of the Company for inspection, provided that this is mentioned in the notice.

33.6

A matter of which discussion has been requested in writing by one or more Persons with Meeting Rights who are so entitled pursuant to section 2:114a subsection 2 of the Dutch Civil Code shall be mentioned in the notice of meeting or announced in the same manner if the Company has received the request, including the reasons, or a proposal for a resolution no later than on the date specified in section 2:114a subsection 2 of the Dutch Civil Code. The requirement of written form for the request shall be met if the request has been recorded electronically.

33.7	Notice shall be given with due observance of the notice period prescribed by applicable law.

34.	Chairman and secretary of the General Meeting

The General Meeting shall be presided over by the chairman of the Supervisory Board, who, nevertheless, may charge another person to preside over the meeting in his or her place even if he or she is present at the meeting. If the chairman of the Supervisory Board is absent and he or she has not charged another person to preside over the meeting in his or her place, the General Meeting shall be presided over by the vice-chairman of the Supervisory Board. If both the chairman and the vice-chairman of the Supervisory Board are absent, the Supervisory Directors present at the meeting shall appoint one of them to be chairman. In the absence of all Supervisory Directors, the General Meeting shall be presided over by the Chief Executive Officer. If all Supervisory Directors and the Chief Executive Officer are absent, the Managing Directors present at the meeting shall appoint one of them as chairman. If all Supervisory Directors and all Managing Directors are absent, the General Meeting shall appoint its chairman. The chairman shall designate the secretary of the General Meeting.

35.	Minutes and recording of resolutions of the General Meeting

35.1

The secretary of the General Meeting shall keep minutes of the proceedings at the meeting, unless a notarial record is prepared in accordance with Article 35.2. Minutes shall be adopted and in evidence of such adoption be signed by the chairman and the secretary of the General Meeting.

35.2	The chairman of the General Meeting and each Managing Director may at any time give instructions that a notarial record of the proceedings at the meeting be prepared at the expense of the Company.

35.3

If the Management Board or the Supervisory Board was not represented at the meeting, the chairman of the General Meeting shall as soon as possible notify the Management Board or the chairman of the Supervisory Board of the adopted resolutions.

35.4

The Management Board shall keep a record of the adopted resolutions. The records shall be available at the offices of the Company for inspection by the Persons with Meeting Rights. Upon request, each of them shall be provided with a copy or extract of such records at no more than cost.

36.	Rights at the General Meeting

36.1

Each Person with Meeting Rights shall be authorised to attend the General Meeting, to address the General Meeting and to exercise the voting rights he or she is entitled to in person or by a proxy authorised in writing.

36.2

Each Person with Meeting Rights shall be authorised to attend the General Meeting in person or by a proxy authorised in writing, to address the General Meeting and to exercise the voting rights he or she is entitled to by electronic means of communication, if this is mentioned in the notice of the meeting. To do so, the Person with Meeting Rights must be identifiable through the electronic means of communication and be able to directly observe the proceedings at the meeting and to exercise the voting rights. A Person with Meeting Rights so attending shall be deemed to be present or represented at the meeting. The persons giving notice of the meeting may set conditions for the use of the electronic means of communication. These conditions shall be mentioned in the notice of the meeting.

36.3	For the purpose of Articles 36.1 and 36.2 the requirement of written form for the authorisation shall be met if the authorisation has been recorded electronically.

36.4

For the purpose of Articles 36.1 and 36.2 the persons who on a record date to be set by the Management Board with due observance of section 2:119 subsection 2 of the Dutch Civil Code have the right to vote or attend the General Meeting and are registered as such in a register designated by the Management Board shall be deemed to have such rights and therefore be deemed to be Persons with Meeting Rights, irrespective of whom are entitled to the Shares at the time of the meeting. The notice of meeting shall mention the record date as well as the manner in which the persons entitled to vote and attend the General Meeting can register and the manner in which they can exercise their rights.

36.5

A Person with Meeting Rights who on the record date referred to in Article 36.4 has the right to vote or attend the General Meeting, or a proxy authorised in writing, will only be admitted to the meeting if the Person with Meeting Rights has informed the Management Board of his or her intention to attend the meeting and, if applicable, of the authorisation prior to the date to be set by the Management Board. Such date may not be set earlier than on the eighth day prior to the date of the meeting. The notice of meeting shall mention the date referred to in the preceding sentence. The Company shall offer the Person with Meeting Rights the possibility to inform the Company by electronic means of the authorisation.

36.6

Each person present at the General Meeting who is entitled to vote must sign the attendance list, stating his or her name and the number of votes he or she may cast. The chairman of the meeting may determine that the attendance list must also be signed by other persons present at the meeting.

36.7	Managing Directors and the Supervisory Directors shall as such have an advisory vote at the General Meeting.

36.8	The chairman of the General Meeting shall decide on the admittance of other persons to the meeting.

37.	Order of the General Meeting

37.1	The chairman of the General Meeting shall determine the order of the meeting.

37.2	The chairman of the General Meeting may limit the time any person present at the meeting may address the meeting and may take any other measures as to ensure orderly proceedings at the meeting.

38.	Adoption of resolutions at the General Meeting

38.1	Each Share confers the right to cast one vote. Blank votes and invalid votes shall be regarded as not having been cast.

38.2

Upon convening a General Meeting, the Management Board may determine that votes which are cast prior to the meeting by electronic means of communication or by letter shall be put on par with votes which are cast at the time of the meeting. These votes shall not be cast earlier than on the record date set by the Management Board with due observance of section 2:117b subsection 3 of the Dutch Civil Code. For the purposes of the two preceding sentences, the persons who have the right to vote or attend the meeting and are registered as such in a register designated by the Management Board as of the record date set by the Management Board shall be deemed to have such rights for purposes of the General Meeting and therefore be deemed to be Persons with Meeting Rights, irrespective of whoever is entitled to the Shares at the time of the General Meeting. The notice of meeting shall mention the record date as well as the manner in which the persons entitled to vote and attend the General Meeting can register and the manner in which they can exercise their rights.

38.3	Unless the law or these Articles of Association require a larger majority, all resolutions shall be adopted by an absolute majority of the votes cast.

38.4	The chairman of the General Meeting shall determine the manner of voting.

38.5

The chairman’s decision at the General Meeting on the result of a vote shall be conclusive. The same shall apply to the contents of an adopted resolution, to the extent that the vote related to a proposal not made in writing. If immediately after the chairman’s decision its correctness is contested, there shall be a new free vote if the majority of the meeting or, if the original vote was not taken on a poll or by a ballot, any person present who is entitled to vote so requires. Such new vote shall overrule the legal consequences of the original vote.

38.6	A written statement of the chairman of the General Meeting that the General Meeting has adopted a resolution shall constitute proof of such resolution vis-à-vis third parties.

38.7

In the General Meeting no votes may be cast in respect of a Share held by the Company or a Subsidiary thereof; no votes may be cast in respect of a Share the depositary receipt for which is held by the Company or a Subsidiary thereof. However, the holders of a right of usufruct and holders of a right of pledge on Shares held by the Company and its Subsidiaries are not excluded from their right to vote, if the right of usufruct or the right of pledge was created prior to the time such Share was held by the Company or a Subsidiary thereof. Neither the Company nor a Subsidiary thereof may cast votes in respect of a Share on which it holds a right of usufruct or a right of pledge.

38.8

When determining to what extent the Shareholders cast votes, are present or represented or to what extent the share capital is provided or represented, no account shall be taken of Shares which are not entitled to voting rights pursuant to Article 38.7.

39.	Meetings of holders of Shares of a particular class

39.1	The Management Board and the Supervisory Board shall be authorised to convene a meeting of holders of Shares of a particular class.

39.2

A meeting of holders of Shares of a particular class shall be convened whenever pursuant to the law or these Articles of Association a resolution of the meeting of holders of Shares of such class is required and furthermore whenever the Management Board or the Supervisory Board considers appropriate.

39.3	Articles 33 up to and including 38 shall apply by analogy to meetings of holders of Shares of a particular class, provided, however, that:

(a)	notice shall be given no later than on the sixth day prior to the date of the meeting; and

(b)

on the proposal of the Management Board, which proposal shall require the prior approval of the Supervisory Board, holders of Shares of a particular class may adopt resolutions without holding a meeting, provided that they are adopted by unanimous vote of the holders of Shares of the particular class entitled to vote and that the votes are cast in writing or by electronic means; the holders of Shares of the particular class involved shall as soon as possible notify the Management Board and the chairman of the Supervisory Board of the adopted resolutions; Article 35.4 shall apply by analogy to these resolutions.

40.	Financial year

The Company’s financial year shall coincide with the calendar year.

41.	Annual Accounts and Management Report

41.1

Annually, within five months of the end of the financial year, subject to an extension of such period not exceeding five months by the General Meeting on the basis of special circumstances, the Management Board shall prepare Annual Accounts and shall make these available at the offices of the Company for inspection by the Persons with Meeting Rights. The Management Board shall also make the Management Report available at the offices of the Company for inspection by the Persons with Meeting Rights within said period. The Management Board shall add to the Annual Accounts and the Management Report the information, referred to in section 2:392 subsection 1 of the Dutch Civil Code, insofar as that subsection applies to the Company.

41.2	The Annual Accounts shall be signed by all Managing Directors and all Supervisory Directors. If the signature of one or more of them is lacking, this shall be disclosed, stating the reasons thereof.

41.3

The Company shall ensure that the Annual Accounts as prepared, the Management Report and the additional information to be added pursuant to section 2:392 subsection 1 of the Dutch Civil Code shall be available at the offices of the Company as of the date of the notice of the General Meeting at which they are to be discussed. The Persons with Meeting Rights may inspect the documents at the offices of the Company and obtain a copy thereof at no cost.

41.4	The Annual Accounts shall be adopted by the General Meeting. Adoption of the Annual Accounts shall not be deemed to grant a Managing Director or a Supervisory Director a discharge.

42.	Auditor

42.1	The Company shall give an assignment to an Auditor to audit the Annual Accounts.

42.2

The General Meeting shall be authorised to give the assignment. If the General Meeting fails to do so, then the Supervisory Board shall be authorised to give the assignment. The assignment may be revoked at any time by the General Meeting or, if the Supervisory Board has given the assignment, by the Supervisory Board.

42.3	The Auditor shall report on his or her audit to the Supervisory Board and to the Management Board and shall issue a certificate containing its results.

43.	Share premium reserves

43.1

The Company shall maintain separate share premium reserves for the benefit of the holders of each series of Financing Preferred Shares. Payments on Financing Preferred Shares of a particular series in excess of the nominal value shall be added to the share premium reserve maintained by the Company for the benefit of the holders of the series of Financing Preferred Shares on which the payment is made.

43.2

Article 43.1 shall apply by analogy to any disposal by the Company of Financing Preferred Shares, or of depositary receipts thereof, provided that in such case the nominal value of the Financing Preferred Shares of the series concerned, or of the Financing Preferred Shares of the series concerned for which the depositary receipts have been issued, also shall be added to the relevant share premium reserve.

44.	Profit and loss

44.1	The General Meeting shall be authorised to allocate the profits, subject to Articles 44.2 up to and including 44.4.

44.2	From the profits made in any financial year, first of all, to the extent possible, the following distributions shall be made:

(a)

to the holders of Financing Preferred Shares, an amount equal to the average during the financial year concerned of the twelve month Euro Interbank Offered Rate (Euribor), as set by the European Central Bank, weighted by the number of days on which such interest rate was applicable, increased by a margin not exceeding five hundred basis points, to be set by the Management Board upon issue of the relevant Financing Preferred Shares, calculated on the weighted average during that financial year of the aggregate amount paid up and called up on their Financing Preferred Shares; therefore, any increases and reductions of the amounts paid up and called up on their Financing Preferred Shares during that financial year shall be taken into account for the purpose of calculating each distribution; the days during which the Financing Preferred Shares were held by the Company shall be disregarded; and

(b)

if Financing Preferred Shares were cancelled during the preceding financial year, to the last former holders of those Financing Preferred Shares, an amount equal to the amount of the distribution referred to in Article 11.4 under (b), reduced by the amount of the distribution already received by them pursuant to that provision.

If in any financial year the profits are insufficient to make such distributions, the deficit shall, to the extent possible, be distributed from any of the Distributable Reserves determined by the Management Board. If the profits made in any financial year or the Distributable Reserves are insufficient to make such distributions, the deficit shall be distributed from the profits made and the Distributable Reserves maintained in the following financial years and the preceding sentence of this Article 44.2 and Article 44.3 shall first apply after the deficit has been fully made up. Other than as set out in this Article 44.2, the Financing Preferred Shares shall not participate in the profits and the reserves of the Company, except that the holders of a series of Financing Preferred Shares shall participate in the share premium reserve maintained by the Company for the benefit of the holders of such series of Financing Preferred Shares.

44.3	The Management Board shall be authorised to determine that the profits remaining after application of Article 44.2 shall in whole or in part be reserved.

44.4	A resolution of the Management Board to reserve any profits shall require the prior approval of the Supervisory Board.

44.5	The Management Board shall be authorised to determine how a loss will be accounted for.

44.6	A deficit may only be applied against reserves maintained pursuant to the law to the extent permitted by law.

45.	Distributions

45.1	The General Meeting shall be authorised to declare distributions, subject to Articles 45.2 up to and including 45.4.

45.2	The General Meeting may only resolve to declare distributions on the proposal of the Management Board, which proposal shall require the prior approval of the Supervisory Board.

45.3

The Company may only make distributions to the Shareholders and other persons entitled to distributable profits to the extent that its equity exceeds the aggregate amount of the issued share capital and the reserves which must be maintained pursuant to applicable law.

45.4	Any distribution of profits shall be made only following the adoption of the Annual Accounts by the General Meeting that show such distribution is permitted in accordance with Article 45.3.

45.5

The Management Board may resolve to may make interim distributions, provided that the requirement of Article 45.3 has been met as evidenced by an interim financial statement as referred to in section 2:105 subsection 4 of the Dutch Civil Code.

45.6	A resolution of the Management Board to make an interim distribution shall require the prior approval of the Supervisory Board.

45.7	Shares held by the Company shall not be taken into account for the purpose of calculating each distribution, unless such Shares are encumbered with a right of usufruct or a right of pledge.

45.8

Distributions on Shares of a particular class shall be made pro rata on all Shares of such particular class. Distributions to the last former holders of Financing Preferred Shares that have been cancelled shall be made pro rata on the aggregate amount of the Financing Preferred Shares held by such holders immediately before the cancellation.

45.9	Distributions shall be due and payable four weeks after they have been declared, unless the General Meeting determines another date on the proposal of the Management Board.

45.10	Distributions which have not been collected within five years of the start of the day after the day on which they became due and payable shall revert to the Company.

45.11	The General Meeting may determine that distributions shall be made in whole or in part in the form of Shares or in a currency other than the euro, provided on the proposal of the Management Board.

45.12

A resolution of the General Meeting to determine that distributions shall be made in whole or in part in the form of Shares or in a currency other than the euro shall require the prior approval of the Supervisory Board.

45.13

The Company shall announce any proposal for a distribution and the date when and the place where the distribution will be payable to all Shareholders by electronic means of communication with due observance of applicable law and stock exchange rules.

46.	Amendment of these Articles of Association

46.1	The General Meeting shall be authorised to amend these Articles of Association.

46.2	The General Meeting may only resolve to amend these Articles of Association on the proposal of the Management Board, which proposal shall require the prior approval of the Supervisory Board.

46.3	If a proposal to amend these Articles of Association is to be made to the General Meeting, such shall always be mentioned in the notice of the General Meeting.

47.	Dissolution and liquidation

47.1	The General Meeting shall be authorised to dissolve the Company.

47.2	The General Meeting may only resolve to dissolve the Company on the proposal of the Management Board, which proposal shall require the prior approval of the Supervisory Board.

47.3	Article 46.3 shall apply by analogy to a proposal to dissolve the Company.

47.4

If the Company is dissolved pursuant to a resolution of the General Meeting, its assets shall be liquidated by the Managing Directors, under the supervision of the Supervisory Board, if and to the extent that the General Meeting shall not resolve otherwise.

47.5	The General Meeting shall determine the remuneration of the liquidators and of the persons charged with the supervision of the liquidation.

47.6

The liquidation shall take place with due observance of the relevant provisions of Book 2 title 1 of the Dutch Civil Code. During the liquidation period these Articles of Association shall, to the extent possible, remain in full force.

47.7	From the balance of the assets of the Company remaining after the creditors have been paid first of all, to the extent possible, the following distributions shall be made:

(a)	to the holders of Financing Preferred Shares, in proportion to the aggregate amount of the Financing Preferred Shares held by such holders:

(i)	the amount paid up on their Financing Preferred Shares;

(ii)	any deficit, referred to in Article 44.2; and

(iii)	an amount equal to the amount referred to in Article 44.2 under (a) calculated up to the date on which the Company was dissolved;

(b)

to the holders of each series of Financing Preferred Shares, in proportion to the aggregate amount of the Financing Preferred Shares held by such holders, the balance of the share premium reserve maintained by the Company for the benefit of the holders of the relevant series of Financing Preferred Shares;

(c)

to the last former holders of the Financing Preferred Shares that have been cancelled, in proportion to the aggregate amount of the Financing Preferred Shares held by such holders immediately before cancellation:

(i)	any deficit, referred to in Article 44.2; and

(ii)

if their Financing Preferred Shares were cancelled in the financial year in which the Company was dissolved, an amount equal to the amount of the distribution referred to in Article 11.4 under (b), reduced by the amount of the distribution already received by them pursuant to that provision.

If the surplus is insufficient to make such distributions in full, the surplus shall be distributed to the holders of Financing Preferred Shares and last former holders of Financing Preferred Shares that have been cancelled in proportion to the aggregate amount to which they would be entitled if the surplus would be sufficient.

47.8	The balance remaining after application of Article 47.7 shall be distributed to the holders of Ordinary Shares in proportion to the aggregate amount of the Ordinary Shares held by such holders.

47.9	After the Company has ceased to exist, its books, records and other data carriers shall remain in the custody of the person designated for that purpose by the liquidators for a period of seven years.

48.	Transitional provision I

The Company’s first financial year ends on the thirty-first day of December two thousand and twenty. This Article 48 shall lapse after expiry of the first financial year.

49.	Transitional provision II

49.1	In derogation of Article 4.1, the authorised share capital of the Company amounts to one million and five hundred thousand euros (EUR 1,500,000) and is divided into:

(a)	one hundred and forty-two million five hundred thousand (142,500,000) Ordinary Shares with a nominal value of one eurocent (EUR 0.01) each; and

(b)

seven million five hundred thousand (7,500,000) Financing Preferred Shares with a nominal value of one eurocent (EUR 0.01) each, which are convertible into Ordinary Shares on the terms and subject to the conditions determined in accordance with Article5.2, divided into:

(i)	a series A consisting of one million five hundred thousand (1,500,000) Financing Preferred Shares;

(ii)	a series B consisting of one million five hundred thousand (1,500,000) Financing Preferred Shares;

(iii)	a series C consisting of one million five hundred thousand (1,500,000) Financing Preferred Shares;

(iv)	a series D consisting of one million five hundred thousand (1,500,000) Financing Preferred Shares; and

(v)	a series E consisting of one million five hundred thousand (1,500,000) Financing Preferred Shares.

Article 4.1 shall first apply as of the date on which the number of issued Ordinary Shares amounts to or exceeds sixty million (60,000,000). As soon as Article 4.1 applies, the Company shall file a statement with the Dutch trade register evidencing that Article 4.1 applies, stating the date as of which that Article applies. This Article 49 shall lapse once Article 4.1 applies.

50.	Transitional provision III

As of the Transition Date, these Articles of Association shall read in full as set out in Article 51, provided, however, that article 42 of the articles of association as set out in Article 51 shall only be deemed to form part of such articles of association if on the Transition Date Article 49 has not yet lapsed.

50.1	Until the Transition Date, Article 51 shall be deemed not to form part of these Articles of Association.

50.2	Articles 1 up to and including 49, this Article 50 and the heading of Article 51 shall lapse as of the Transition Date.

51.	Articles of association as they will read as of the Transition Date

ARTICLES OF ASSOCIATION

1.	Definitions and interpretation

1.1	In these Articles of Association the following terms shall have the following meanings:

“Annual Accounts” means the annual accounts referred to in section 2:361 of the Dutch Civil Code;

“Articles of Association” means these articles of association;

“Associate” means, with respect to any person:

(a)	any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and

(b)	any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is an Executive Officer or Non-Executive Director of the Company;

“Auditor” means an auditor as referred to in section 2:393 subsection 1 of the Dutch Civil Code or an organisation within which such auditors cooperate;

“Board” means the board of the Company;

“Chief Executive Officer” means the Executive Director with the title of Chief Executive Officer;

“Company” means the public company under Dutch law which is governed by these Articles of Association;

“Convertible Reserve” means a reserve referred to in sections 2:389 or 2:390 of the Dutch Civil Code;

“Director” means a director of the Company, including:

(a)	each Executive Director and each Non-Executive Director; and

(b)	each Director I, each Director II and each Director III,

in each case, unless the context otherwise requires;

“Director I” means a Director designated by the Board as director I pursuant to these Articles of Association;

“Director II” means a Director designated by the Board as director II pursuant to these Articles of Association;

“Director III” means a Director designated by the Board as director III pursuant to these Articles of Association;

“Distributable Reserve” means a distributable reserve other than a share premium reserve maintained by the Company for the benefit of the holders of a series of Financing Preferred Shares;

“Executive Committee” means the executive committee of the Company;

“Executive Director” means a Director appointed by the General Meeting as executive director;

“Executive Officer” means a member of the Executive Committee, including each Executive Director and each other member of the Executive Committee, unless the context otherwise requires;

“Financing Preferred Share” means a financing preferred share in the share capital of the Company;

“General Meeting” means the body of the Company consisting of the Persons with Meeting Rights or a meeting of Persons with Meeting Rights, in each case, as the context may require;

“Group” means a group as referred to in section 2:24b of the Dutch Civil Code;

“Group Company” means a legal person or company affiliated with the Company in a group as referred to in section 2:24b of the Dutch Civil Code;

“Indemnitee” means any current or former Executive Officer or Non-Executive Director;

“Management Report” means the management report referred to in section 2:391 of the Dutch Civil Code;

“Non-Executive Director” means a Director appointed by the General Meeting as non-executive director;

“Ordinary Share” means an ordinary share in the share capital of the Company;

“Participating Interest” means a participating interest as referred to in section 2:24c of the Dutch Civil Code;

“Person with Meeting Rights” means a Shareholder and a Usufructuary and Pledgee who are entitled to the voting rights;

“Pledgee” means a holder of a right of pledge on one or more Shares;

“Share” means a share in the share capital of the Company, including each Ordinary Share and each Financing Preferred Share, unless the context otherwise requires;

“Shareholder” means a holder of one or more Shares;

“Shareholder Affiliate” means, with respect to any Shareholder:

(a)	any person controlling, directly or indirectly, or acting in concert with, such Shareholder;

(b)	any beneficial owner of Shares owned of record or beneficially by such Shareholder, or

(c)	any person directly or indirectly controlling, controlled by or under common control with such Shareholder;

“Subsidiary” means a subsidiary as referred to in section 2:24a of the Dutch Civil Code;

“Usufructuary” means a holder of a right of usufruct on one or more Shares.

1.2	In these Articles of Association references to Articles are to articles of these Articles of Association, unless otherwise specified.

2.	Name, seat and structure

2.1	The name of the Company is: Immatics N.V.

2.2	The Company has its seat in Amsterdam, the Netherlands.

2.3	The Company applies section 2:129a of the Dutch Civil Code.

3.	Objects

The objects of the Company are:

(a)	to research, develop, manufacture and commercialise products for the detection, prevention and treatment of human diseases and conditions and to render advice and services in connection therewith;

(b)	to participate in, to take an interest in any other way in, to conduct the management of and to finance other businesses, of whatever nature;

(c)	to provide security, to give guarantees and to bind itself in any other way for its own debts and obligations and for those of other persons;

(d)	to borrow, to lend and to raise funds, including the issue of bonds, debt instruments and other securities, as well as to enter into agreements in connection therewith;

(e)	to acquire, manage, exploit and dispose of immovable property and other registered property;

(f)	to trade in currencies and securities, as well as in items of property in general;

(g)	to develop, exploit and trade in patents, trademarks, licenses, know-how, copyrights, database rights and other intellectual property rights;

(h)	to perform all activities of an industrial, financial or commercial nature,

as well as all activities which are incidental to or which may be conducive to any of the foregoing in the broadest sense.

4.	Share capital and Shares

4.1	The authorised share capital of the Company amounts to three million euros (EUR 3,000,000) and is divided into:

(a)	two hundred and eighty-five million (285,000,000) Ordinary Shares with a nominal value of one eurocent (EUR 0.01) each; and

(b)

fifteen million (15,000,000) Financing Preferred Shares with a nominal value of one eurocent (EUR 0.01) each, which are convertible into Ordinary Shares on the terms and subject to the conditions determined in accordance with Article 5.2, divided into:

(i)	a series A consisting of three million (3,000,000) Financing Preferred Shares;

(ii)	a series B consisting of three million (3,000,000) Financing Preferred Shares;

(iii)	a series C consisting of three million (3,000,000) Financing Preferred Shares;

(iv)	a series D consisting of three million (3,000,000) Financing Preferred Shares; and

(v)	a series E consisting of three million (3,000,000) Financing Preferred Shares.

4.2	Each series of Financing Preferred Shares shall constitute a separate class.

4.3	The Shares shall be in registered form and shall be numbered in such a manner that they can be distinguished from each other at any time.

4.4

The Shares shall be uncertificated and shall be registered in the register of shareholders, provided that the Board may determine that certain or all of the Shares shall be represented by share certificates. Share certificates shall be issued in such form, and shall be signed by an Executive Director or such other persons, as the Board may determine, and shall be numbered in such manner as the Board may determine to be necessary to distinguish the share certificates from each other. The Board may, in its sole discretion, establish further rules with respect to the issue of share certificates.

5.	Conversion of Financing Preferred Shares

5.1	Financing Preferred Shares may, at the request of the holder, be converted into Ordinary Shares pursuant to a resolution of the Board.

5.2

The conditions for conversion and the further terms and conditions related to the Financing Preferred Shares shall be determined by the Board, subject to the prior approval of the General Meeting and the meeting of holders of the series of Financing Preferred Shares concerned, if Financing Preferred Shares of such series have been issued and are held by persons other than the Company and provided that in no event may any Financing Preferred Share be converted into more than ten Ordinary Shares. The preceding sentence shall apply by analogy to any amendments of or supplementations to the terms and conditions related to the Financing Preferred Shares determined in accordance with that sentence.

5.3	The Board shall implement the conversion of any Financing Preferred Shares in accordance with the applicable conditions for such conversion, as determined in accordance with Article 5.2.

5.4

Any obligation to pay up Ordinary Shares arising from a conversion of Financing Preferred Shares into Ordinary Shares shall be charged to the share premium reserve maintained by the Company for the benefit of the holders of the series of Financing Preferred Shares that are converted; if this reserve is insufficient, the difference shall be charged to the Distributable Reserves or the Convertible Reserves determined by the Board; if these reserves are insufficient, the difference shall be satisfied by the holder of the Ordinary Shares by payment in cash.

5.5

If Financing Preferred Shares of a particular series are converted into Ordinary Shares, the pro-rata entitlement to the balance of the share premium reserve maintained by the Company for the benefit of the holders of such Financing Preferred Shares, minus the amount charged to such share premium reserve by way of application of Article 5.4 shall be added to the Distributable Reserves determined by the Board.

6.	Issue of Shares

6.1

Shares may be issued pursuant to a resolution of the General Meeting or of the Board, if the Board has been authorised by a resolution of the General Meeting to issue Shares for a specified period not exceeding five years. The resolution of the General Meeting granting the authorisation shall specify the number of Shares that may be issued by the Board. The authorisation may from time to time be extended, in each case, for a period not exceeding five years. Unless otherwise specified in the resolution of the General Meeting granting the authorisation, the authorisation may not be revoked. For as long as and to the extent that the Board is authorised to issue Shares, the General Meeting shall not have the authority to issue Shares.

6.2	If the General Meeting is authorised to issue Shares, it may only do so on the proposal of the Board.

6.3

The validity of a resolution of the General Meeting to issue Shares or to authorise the Board to issue Shares shall require a prior or simultaneous approving resolution of each group of holders of Shares of a same class whose rights are prejudiced by such issue.

6.4

Articles 6.1 up to and including 6.3 shall apply by analogy to a grant of rights to subscribe for Shares, but shall not apply to the issue of Shares to a person who exercises a previously acquired right to subscribe for Shares.

7.	Pre-emption rights upon issue of Shares

7.1

Upon the issue of Ordinary Shares, each holder of Ordinary Shares shall have a pre-emption right in proportion to the aggregate amount of the Ordinary Shares held by such holder, subject to Article 7.2.

7.2	A holder of Ordinary Shares shall have no pre-emption right in respect of:

(a)	Ordinary Shares which are issued against payment in a form of consideration other than cash;

(b)	Ordinary Shares which are issued to employees of the Company or of a Group Company;

(c)	Financing Preferred Shares to be issued.

7.3	Holders of Financing Preferred Shares shall have no pre-emption right in respect of Shares to be issued.

7.4

Pre-emption rights may be limited or excluded by a resolution of the General Meeting or of the Board, if the Board has been authorised by a resolution of the General Meeting to limit or exclude pre-emption rights for a specified period not exceeding five years. The authorisation may from time to time be extended, in each case for a period not exceeding five years. Unless otherwise specified in the resolution of the General Meeting granting the authorisation, the authorisation may not be revoked. For as long as and to the extent that the Board is authorised to limit or exclude pre-emption rights, the General Meeting shall not have the authority to limit or exclude pre-emption rights.

7.5

A resolution of the General Meeting to limit or exclude pre-emption rights or to authorise the Board to limit or exclude pre-emption rights shall require a majority of at least two thirds of the votes cast, if less than half the issued share capital is represented at the meeting.

7.6	If the General Meeting is authorised to resolve to limit or exclude pre-emption rights, it may only do so on the proposal of the Board.

7.7

The Company shall announce an issue of Shares where pre-emption rights apply in accordance with applicable law. Such announcement shall include the period within which such pre-emption rights may be exercised.

7.8

Articles 7.1 up to and including 7.7 shall apply by analogy to a grant of rights to subscribe for Shares, but shall not apply to an issue of Shares to a person who exercises a previously acquired right to subscribe for Shares.

8.	Payment for Shares

8.1

Without prejudice to section 2:80 subsection 2 of the Dutch Civil Code, upon any subscription for Shares, the full nominal value must be paid up on such Shares and, in the event that the subscription price of such Shares is greater than the nominal value of such Shares, the difference between the nominal value and such higher amount.

8.2

Payment must be made in cash, unless an alternative contribution has been agreed. Payment in a form of consideration other than cash shall be made with due observance of sections 2:80b and 2:94b of the Dutch Civil Code.

8.3	Payment in a currency other than the euro may only be made with the consent of the Company and with due observance of section 2:80a subsection 3 of the Dutch Civil Code.

8.4

Ordinary Shares which are issued to current or former Executive Officers, Non-Executive Directors, employees or other service providers of the Company or any of its Group Companies under any equity incentive plan or other program may be paid up at the expense of the Distributable Reserves or the Convertible Reserves determined by the Board.

8.5	The Board shall be authorised to perform the legal acts referred to in section 2:94 subsection 1 of the Dutch Civil Code without the prior approval of the General Meeting.

9.	Acquisition of Shares by the Company

9.1

Without prejudice to Article 9.2, the Company may only acquire fully paid up Shares for consideration if and to the extent the General Meeting has authorised the Board to acquire Shares. Such authorisation shall be valid for a period not exceeding eighteen months. The resolution of the General Meeting granting the authorisation shall specify the number of Shares that may be acquired, the manner in which such Shares may be acquired and the limits within which the price must be set. The authorisation may from time to time be extended, in each case for a period not exceeding eighteen months. Unless otherwise specified in the resolution of the General Meeting granting the authorisation, the authorisation may not be revoked.

9.2

The authorisation of the General Meeting shall not be required if the Company acquires Shares for the purpose of transferring such Shares to employees of the Company or of a Group Company by virtue of any equity incentive plan or other program or arrangement applicable to such employees, provided that such Shares are listed on any stock exchange.

9.3	Any acquisition of Shares by the Company shall be effected with due observance of section 2:98 of the Dutch Civil Code.

9.4	If depositary receipts for Shares have been issued, such depositary receipts for Shares shall be put on par with Shares for the purpose of Articles 9.1 up to and including 9.3.

10.	Financial assistance

10.1

In respect of the subscription for or acquisition of Shares or depositary receipts thereof by other persons, the Company may not provide security, give a guarantee as to the price of the Shares, give guarantees in any other manner and may not bind itself either jointly or severally in addition to or for other persons. This prohibition shall also apply to its Subsidiaries.

10.2

In respect of the subscription for or acquisition of Shares or depositary receipts thereof by other persons, the Company and its Subsidiaries may only grant loans with due observance of section 2:98c subsections 2 up to and including 7 of the Dutch Civil Code.

10.3	Articles 10.1 and 10.2 shall not apply if Shares are subscribed for or acquired by or for the account of employees of the Company or of a Group Company.

11.	Reduction of share capital

11.1

The General Meeting may resolve to reduce the issued share capital by cancelling Shares or by reducing the nominal value of Shares by an amendment of the Articles of Association. The resolution shall specify the Shares to which the resolution applies and shall describe how such a resolution shall be implemented. The amount of the issued share capital may not fall below the minimum share capital as required by law in effect at the time of the resolution.

11.2	The General Meeting may only resolve to reduce the issued share capital on the proposal of the Board.

11.3

A resolution to cancel Shares may only apply to Shares which are held by the Company itself or to Shares for which the Company holds depositary receipts or to all Financing Preferred Shares of a particular series.

11.4	Cancellation of Financing Preferred Shares which are held by another person than the Company shall be effected against:

(a)	repayment of the amount paid up on such Financing Preferred Shares; and

(b)	simultaneous distribution of an amount equal to:

(i)	the balance of the share premium reserve maintained by the Company for the benefit of the holders of the series of Financing Preferred Shares that is cancelled;

(ii)	any deficit, referred to in Article 38.2; and

(iii)	the amount, referred to in Article 38.2 under (a), calculated up to the date on which such Financing Preferred Shares are cancelled,

all with due observance of Article 39.5.

11.5	Repayment in implementation of a resolution to reduce the nominal value of the Shares shall be made pro rata on all Shares or exclusively on all Shares of a same class.

11.6

The validity of a resolution of the General Meeting to reduce the issued share capital shall require a prior or simultaneous approving resolution of each group of holders of Shares of a same class whose rights are prejudiced by such share capital reduction.

11.7

A resolution of the General Meeting to reduce the issued share capital shall require a majority of at least two thirds of the votes cast, if less than half the issued share capital is represented at the meeting.

11.8	Reduction of the issued share capital shall be effected with due observance of sections 2:99 and 2:100 of the Dutch Civil Code.

12.	Right of usufruct and right of pledge on Shares

12.1

A right of usufruct may be created on Shares. The voting rights on the Shares encumbered with a right of usufruct shall accrue to the Shareholder. In derogation of the preceding sentence, the voting rights shall accrue to the Usufructuary if so provided at the time of the creation of the right of usufruct.

12.2

A right of pledge may be created on Shares. The voting rights on the Shares encumbered with a right of pledge shall accrue to the Shareholder. In derogation of the preceding sentence, the voting rights shall accrue to the Pledgee if so provided at the time of the creation of the right of pledge.

12.3

Any Shareholder who pursuant to a right of usufruct or a right of pledge is not entitled to voting rights and any Usufructuary or Pledgee who is entitled to voting rights shall have the rights conferred by law on holders of depositary receipts for shares issued with a company’s cooperation.

12.4	Any Usufructuary or Pledgee who is not entitled to voting rights shall not have the rights conferred by law on holders of depositary receipts for shares issued with a company’s cooperation.

13.	Depositary receipts for Shares

The Company is not authorised to cooperate in the issue of depositary receipts for Shares.

14.	Shareholders register

14.1

A register shall be kept by or on behalf of the Company in which the names and addresses of all Shareholders, Usufructuaries and Pledgees shall be recorded, stating the information that must be recorded pursuant to section 2:85 of the Dutch Civil Code and such further information as the Board may consider appropriate. Part of the register may be kept outside the Netherlands to comply with applicable law or stock exchange rules.

14.2	The register shall be updated regularly.

15.	Joint holding

15.1

If one or more Shares, or a right of usufruct or a right of pledge on one or more Shares, are jointly held by two or more persons, the joint holders may only be represented vis-à-vis the Company by a person who has been designated by such joint holders in writing for that purpose.

15.2	The Board may, whether or not subject to certain conditions, grant an exemption from Article 15.1.

16.	Transfer of Shares

16.1

Except as otherwise provided in these Articles of Association or permitted by applicable law, the transfer of Shares or of a right of usufruct on Shares, or the creation or release of a right of usufruct or a right of pledge on Shares, shall require an instrument intended for such purpose and, unless the Company is a party to the legal act, the written acknowledgement by the Company of such transfer.

16.2

The acknowledgement shall be made in the instrument or by a dated statement of acknowledgement on the instrument or on a copy or extract thereof signed as a true copy by the transferor. Service of such instrument, true copy or extract upon the Company shall be deemed to have the same effect as an acknowledgement.

16.3

A right of pledge may also be created without acknowledgement by or service upon the Company. In such case section 3:239 of the Dutch Civil Code shall apply by analogy, whereby acknowledgement by or service upon the Company shall substitute the notice referred to in section 3:239 subsection 3 of the Dutch Civil Code.

16.4

For so long as one or more Shares are listed on the NASDAQ Stock Market or any other regulated foreign stock exchange, the Company may, by a resolution of the Board for that purpose, determine that the laws of the State of New York, United States of America, shall apply to the property law aspects of the Shares included in the part of the register of shareholders kept by the relevant transfer agent. Articles 16.1 up to and including 16.3 shall not apply to such Shares. Such resolution, as well as a resolution to revoke such designation, shall be made public in accordance with applicable law and shall be deposited at the offices of the Company and the Dutch trade register for inspection.

17.	Board

17.1

The Board shall consist of one or more Executive Directors and three or more Non-Executive Directors. The majority of the Directors must be Non-Executive Directors. If the number of Non-Executive Directors is less than three, the Board shall fully retain its powers.

17.2	The number of Directors, including the number of Executive Directors and Non-Executive Directors, shall be determined by the Board with due observance of Article 17.1.

17.3	The General Meeting shall determine whether a Director is appointed Executive Director or Non-Executive Director, subject to Article 17.2.

17.4	The Directors shall be divided by the Board into Directors I, Directors II and Directors III, with each class as nearly equal in number as possible.

17.5	Directors must be natural persons.

18.	Appointment, retirement, suspension and dismissal of Directors

18.1

Directors shall be appointed by the General Meeting on the basis of one or more binding nominations in accordance with Article 18.2. The nomination shall specify the vacancy for which the nomination is made. Each nomination shall comprise one candidate.

18.2

Binding nominations may be made by the Board or by one or more Shareholders who individually or jointly represent at least one-tenth of the issued share capital of the Company at the time of giving the notice referred to in Article 18.3.

18.3

A nomination made by Shareholders in accordance Article 18.2 shall only be binding if such Shareholders have given notice thereof to the Company in writing no later than on the sixtieth day prior to the date of the General Meeting at which the appointment is to be discussed.

18.4

A nomination for the appointment of a Director shall state which class of Directors the candidate is proposed to be appointed to, his or her age and profession, the number of Shares held by him or her and the positions he or she holds or held insofar as relevant to the fulfilment of the duties as a Director. Furthermore, mention shall be made of the legal persons for which he or she serves as a director whereby, provided that if legal persons are included which belong to the same Group, it shall be sufficient to mention such Group. The nomination for appointment or reappointment shall include the reasons. In case of reappointment, account shall be taken of the manner in which the candidate has fulfilled his duties as a Director.

18.5

The General Meeting may at all times overrule the binding nature of each nomination by a resolution adopted by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital.

18.6

If there is only one nomination, a resolution on the nomination will result in the candidate having been appointed, unless the binding nature of the nomination is overruled in accordance with Article 18.5.

18.7

If there is more than one nomination, the candidate who obtained the highest number of votes shall be appointed, unless the binding nature of all nominations is overruled in accordance with Article 18.5.

18.8

If none of the candidates are appointed, the Board, or one or more Shareholders who individually or jointly represent at least one-tenth of the issued share capital, may, in accordance with Article 18.2, make a new nomination for the next General Meeting, unless the Board resolves to reduce the number of Directors in accordance with Article 17.2.

18.9	All Directors of a same class shall retire simultaneously at the close of the first annual General Meeting held after three years have elapsed since their appointment, provided, however, that:

(a)

Directors I shall for the first time retire at the close of the annual General Meeting to be held in two thousand and twenty-one and subsequently at the close of each third succeeding annual General Meeting;

(b)

Directors II shall for the first time retire at the close of the annual General Meeting to be held in two thousand and twenty-two and subsequently at the close of each third succeeding annual General Meeting;

(c)

Directors III shall for the first time retire at the close of the annual General Meeting to be held in two thousand and twenty-three and subsequently at the close of each third succeeding annual General Meeting;

(d)	a Director appointed to fill a vacancy resulting from the early resignation or dismissal of a Director shall retire at the time at which his or her predecessor would retire;

(e)	a decrease of the number of Directors of a particular class may not require that a Director of such class shall retire early against his or her will;

(f)	a retiring Director shall be eligible for reappointment.

18.10

The General Meeting may at any time suspend or dismiss a Director. The General Meeting may only adopt a resolution to suspend or dismiss a Director by a majority of at least two thirds of the votes cast, representing more than half of the issued share capital, or, in the case that such resolution is adopted on the proposal of the Board, by an absolute majority of the votes cast, representing more than half of the issued share capital.

18.11	The Board shall be authorised to suspend an Executive Director at any time.

18.12

If the General Meeting has suspended a Director or the Board has suspended an Executive Director, the General Meeting shall within three months after the suspension has taken effect resolve either to dismiss such Director or to terminate the suspension, failing which the suspension will lapse.

19.	Remuneration of Directors

19.1

The Company shall have a policy regarding remuneration of the Board. The policy shall be adopted by the General Meeting on the proposal of the Board. The remuneration policy shall include the matters described in sections 2:383c up to and including 2:383e of the Dutch Civil Code, to the extent they apply to the Board.

19.2	The remuneration of Directors shall be determined by the Board with due observance of the policy referred to in Article 19.1.

19.3

The Board shall submit proposals concerning arrangements for issuing Shares or granting rights to subscribe for Shares in accordance with the policy referred to in Article 19.1 to the General Meeting for approval. The proposal shall include the information required pursuant to section 2:135 subsection 5 of the Dutch Civil Code.

20.	Duties, division of duties and decision-making of the Board

20.1

Subject to the limitations provided in these Articles of Association, the Board shall be charged with the management of the Company. In fulfilling their duties the Directors shall serve the interest of the Company and the business connected with it.

20.2	Subject to the authority of the Board, the Executive Directors shall be charged with the day-to-day management of the Company.

20.3

Supervision of the fulfilment of duties by the Executive Directors and of the general course of the Company’s affairs and the business connected with it shall be primarily carried out by the Non-Executive Directors. The Executive Directors shall in due time provide the Non-Executive Directors with the information they need to carry out their duties.

20.4	The Board may adopt rules with respect to the matters concerning the Board.

20.5	The Board may, whether or not by rule, determine the duties with which each Director will be particularly charged.

20.6	The Board shall appoint from among the Non-Executive Directors a chairman.

20.7	The Board shall grant to an Executive Director the title of Chief Executive Officer.

20.8	The Board shall meet whenever a Director considers appropriate.

20.9

An Executive Director may only be represented at a meeting by another Director authorised in writing and a Non-Executive Director may only be represented at a meeting by another Non-Executive Director authorised in writing. The requirement of written form for the authorisation shall be met if the authorisation has been recorded electronically.

20.10

Each Director may participate in a meeting by electronic means of communication, provided that all Directors participating in the meeting can hear each other simultaneously. A Director so participating shall be deemed to be present at the meeting.

20.11

Each Director shall have one vote. All resolutions shall be adopted by an absolute majority of the votes cast at a meeting at which more than half of the Non-Executive Directors are present or represented. In the event of a tie vote, the proposal shall have been rejected.

20.12

In the event that one or more Directors have a direct or indirect personal interest that conflicts with the interest of the Company and the business connected with it, they shall not be authorised to participate in the discussion and the decision-making process. In the event that all Directors have a direct or indirect personal interest that conflicts with the interest of the Company and the business connected with it, the resolution shall nevertheless be adopted by the Board and the Directors shall, in derogation of the preceding sentence, continue to be authorised to participate in the discussion and decision-making process.

20.13

Executive Directors shall not be authorised to participate in the discussion and the decision-making process regarding the determination of the remuneration of Executive Directors or, if the General Meeting has failed to do so, the giving of an assignment to an Auditor to audit the Annual Accounts.

20.14

When determining to what extent the Directors cast votes, are present or represented, no account shall be taken of Directors who are not authorised to participate in the discussion and the decision-making process pursuant to Articles 20.12 and 20.13.

20.15	A written statement of the chairman of the meeting of the Board that the Board has adopted a resolution shall constitute proof of such resolution vis-à-vis third parties.

20.16

The Board may adopt resolutions without holding a meeting, provided that all Directors have consented to this manner of adopting resolutions and the votes are cast in writing or by electronic means. Articles 20.11 up to and including 20.14 shall apply by analogy to the adoption of resolutions by the Board without holding a meeting.

20.17

The Executive Directors may validly adopt resolutions with regard to matters falling within the scope of the day-to-day management of the Company. Articles 20.8 up to and including 20.16 shall apply by analogy to the adoption of resolutions by the Executive Directors. The Executive Directors shall as soon as possible notify the Non-Executive Directors of the adopted resolutions.

20.18

The Non-Executive Directors may validly adopt resolutions with regard to matters falling within the scope of their authority pursuant to the law or these Articles of Association. Articles 20.8 up to and including 20.16 shall apply by analogy to the adoption of resolutions by the Non-Executive Directors. The Non-Executive Directors shall as soon as possible notify the Executive Directors of the adopted resolutions.

21.	Approval of resolutions of the Board

21.1

Resolutions of the Board with regard to an important change in the identity or character of the Company or the business connected with it are subject to the prior approval of the General Meeting, including in any case:

(a)	transfer of the business or almost the entire business to a third party;

(b)

entry into or termination of a long-term cooperation by the Company or a Subsidiary thereof with another legal person or partnership or as a fully liable partner in a limited or general partnership, if such cooperation or termination thereof is of far-reaching significance to the Company; and

(c)

acquisition or disposal by the Company or a Subsidiary thereof of a participating interest in the capital of a company with a value of at least one-third of the amount of the assets as shown in the balance sheet with explanatory notes or, if the Company prepares a consolidated balance sheet, as shown in the consolidated balance sheet with explanatory notes, according to the most recently adopted Annual Accounts of the Company.

21.2

Without prejudice to Article 21.1, resolutions of the Board on the following matters are subject to the approval of the majority of the Non-Executive Directors, which approval shall be deemed to have been granted if the majority of the Non-Executive Directors have cast their vote in favour of the proposal concerned:

(a)

application for admission of securities issued by the Company to trading on the NASDAQ Stock Market or any other regulated foreign stock exchange located in the United States of America or elsewhere, or application for withdrawal of such admission;

(b)

entry into or termination of a long-term cooperation by the Company or a Subsidiary of the Company with another legal person or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination thereof is of far-reaching significance to the Company or the Subsidiary of the Company;

(c)

acquisition of a Participating Interest by the Company or a Subsidiary of the Company in the capital of another company with a value of at least five hundred thousand United States dollars (USD 500,000), or such higher amount as determined by the Board and recorded in writing, as well as any far-reaching increase or decrease in the size of any such Participating Interest;

(d)

incurring debt by the Company or a Subsidiary of the Company in an amount of at least five hundred thousand United States dollars (USD 500,000), or such higher amount as determined by the Board and recorded in writing;

(e)

capital investments by the Company or a Subsidiary of the Company requiring an amount equal to at least five hundred thousand United States dollars (USD 500,000), or such higher amount as determined by the Board and recorded in writing;

(f)

acquisition, disposal or encumbrance of intellectual property rights and acquisition or granting of licences and sublicenses by the Company or a Subsidiary of the Company, if the interest or value of such intellectual property rights, licences or sublicenses to the Company or the Subsidiary amounts to at least five hundred thousand United States dollars (USD 500,000), or such higher amount as determined by the Board and recorded in writing;

(g)	entry into of any agreement, including any amendment or modification to any existing agreement, with or consummate, directly or indirectly, any transaction or series of related transactions with:

(i)	any affiliate of the Company other than, in the case of the Company, any of its Subsidiaries or, in the case of any Subsidiary of the Company, the Company or another Subsidiary of the Company;

(ii)	any Shareholder that, along with any Shareholder Affiliates and Associates of such Shareholder, to the Company’s actual knowledge, beneficially owns at least five per cent (5.00%) of Shares;

(iii)

any person who is or was, since the beginning of the last financial year for which the General Meeting has adopted Annual Accounts, even if such person does not presently serve in that role, an Executive Officer or Non-Executive Director, or, to the Company’s actual knowledge, any other person described under (i) or (ii) above or any nominee for Executive Officer or Non-Executive Director; or

(iv)

any Associate, to the Company’s actual knowledge, of any person described under (i) or (ii) above, in each case other than any transaction involving one hundred and twenty thousand United States dollars (USD 120,000) or less in a financial year;

(h)

adoption of an equity incentive plan or other program for the benefit of Executive Officers, Non-Executive Directors, employees or other service providers of the Company or any of its Group Companies, as well as any material amendment or termination thereof;

(i)	termination of the employment of a considerable number of employees of the Company and any of its Subsidiaries, determined on a consolidated basis, at the same time or within a short time span;

(j)	a far-reaching change in the working conditions of a considerable number of employees of the Company and any of its Subsidiaries, determined on a consolidated basis;

(k)

entry into any sale or disposition of all or substantially all of the Company’s assets determined on a consolidated basis, whether in one or more series of transactions and irrespective of how such sale or disposition is structured, including by sale, exchange or transfer of the Company’s consolidated assets or otherwise;

(l)

entry into any acquisition, whether in one or more series of transactions and irrespective of how such acquisition is structured, including by merger, exchange or transfer, by the Company or any of its Subsidiaries, if such transaction has a value of at least one million United States dollars (USD 1,000,000), or such higher or lower amount as determined by the Board and recorded in writing;

(m)

entry into any agreement other than as referred to above by the Company or a Subsidiary of the Company the interest or value of which to the Company or the Subsidiary of the Company amounts to at least one million United States dollars (USD 1,000,000), or such higher or lower amount as determined by the Board and recorded in writing;

(n)	the dissolution or liquidation or a similar transaction involving the Company or a material Subsidiary of the Company;

(o)	issue, sale, exchange, redemption, cancellation or purchase of Shares or shares in the share capital of any Subsidiary of the Company;

(p)	declaration of any distributions with respect to the Shares;

(q)	increasing or decreasing the monetary thresholds set out in this Article 21.2;

(r)	such other resolutions as specified in writing from time to time by the majority of the Non-Executive Directors.

21.3

The absence of the approval of the General Meeting of a resolution as referred to in Article 21.1 or of the approval of the majority of the Non-Executive Directors of a resolution as referred to in Article 21.2 shall not affect the power of the Board or Executive Directors to represent the Company.

22.	Executive Committee

22.1	The Company shall have an Executive Committee. The Executive Committee shall consist of all Executive Directors and such number of other Executive Officers as the Board may determine.

22.2	Executive Officers who are not Executive Directors shall be appointed by the Board. The Board may at any time suspend or dismiss an Executive Officer who is not an Executive Director.

22.3

Dismissal of an Executive Officer who is not an Executive Director shall not cause the termination of an employment agreement or similar agreement between the Company or a Group Company and the Executive Officer.

22.4	The Executive Committee shall be charged with the matters concerning the day-to-day management of the Company determined by the Board.

22.5	The Board may adopt rules with respect to the matters concerning the Executive Committee.

22.6	The Board may, whether or not by rule, determine the duties with which each Executive Officer will be particularly charged.

22.7	The Board may grant a title to each Executive Officer who is not an Executive Director.

23.	Representation

23.1	The Board shall have the power to represent the Company. The power to represent the Company shall, in addition to the power of the Board, only be vested in two Executive Officers acting jointly.

23.2

The Board may appoint one or more officers with general or restricted power to represent the Company on a continuing basis. Each officer shall represent the Company with due observance of the restrictions imposed on him or her. The Board may grant a title to such officers.

24.	Failing or prevention from acting of Directors

24.1

In the event that one or more Executive Directors are failing or are prevented from acting, the remaining Executive Directors or the only remaining Executive Director shall temporarily be in charge of the day-to-day management of the Company; in such case the Non-Executive Directors shall be authorised to designate one or more temporary Executive Directors. In the event that all Executive Directors or the only Executive Director is failing or is prevented from acting, the Non-Executive Directors shall temporarily be in charge of the day-to-day management of the Company, unless the Non-Executive Directors designate one or more temporary Executive Directors.

24.2

In the event that one or more Non-Executive Directors are failing or are prevented from acting, the remaining Non-Executive Directors or the only remaining Non-Executive Director shall temporarily exercise the duties and powers conferred upon the Non-Executive Directors by law or these Articles of Association; in such case the remaining Non-Executive Directors or the only remaining Non-Executive Director shall be authorised to designate one or more temporary Non-Executive Directors. In the event that all Non-Executive Directors or the only Non-Executive Directors is failing or is prevented from acting, these duties and powers shall temporarily be exercised by one or more persons to be designated for that purpose by the General Meeting.

25.	Indemnification of Executive Officers and Non-Executive Directors

25.1	To the fullest extent permitted by Dutch law, the following shall be reimbursed to the Indemnitees:

(a)

the costs of conducting a defence against claims, also including claims by the Company and its Group Companies, as a consequence of any acts or omissions in the fulfilment of their duties or any other duties currently or previously performed by them at the Company’s request;

(b)	any damages or financial penalties payable by them as a result of any such acts or omissions;

(c)	any amounts payable by them under settlement agreements entered into by them in connection with any such acts or omissions;

(d)

the costs of appearing in other legal proceedings in which they are involved as Executive Officers, Non-Executive Directors, former Executive Officers or former Non-Executive Directors, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf;

(e)	any taxes payable by them as a result of any reimbursements in accordance with this Article 25.1.

25.2	An Indemnitee shall not be entitled to reimbursement as referred to in Article 25.1 if and to the extent that:

(a)

it has been adjudicated by a Dutch court or, in the case of arbitration, an arbitrator, in a final and conclusive decision that the act or omission of the Indemnitee may be characterised as intentional, deliberately reckless or grossly negligent conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

(b)	the costs or financial loss of the Indemnitee are covered by an insurance and the insurer has paid out the costs or financial loss.

25.3

If and to the extent that it has been adjudicated by a Dutch court or, in the case of arbitration, an arbitrator, in a final and conclusive decision that the act or omission of the Indemnitee may be characterised as intentional, deliberately reckless or grossly negligent conduct or that the Indemnitee is otherwise not entitled to reimbursement as referred to in Article 25.1, he or she shall immediately repay the amount reimbursed by the Company. The Company may request that the Indemnitee provides appropriate security for his repayment obligation. The Company may take out liability insurance for the benefit of Executive Officers, Non-Executive Directors, former Executive Officers and former Non-Executive Directors.

25.4	The Company may, by agreement or otherwise, give further implementation to Articles 25.1 up to and including 25.3.

25.5	Where this Article 25 would limit any contractual entitlement of any Indemnitees to indemnification or reimbursement, such contractual entitlement shall prevail.

25.6

Amendment of this Article 25 may not prejudice the entitlement of any Indemnitees to reimbursement as referred to in Article 25.1 as a result of acts or omissions in the period during which that Article was in force.

26.	General Meetings

26.1	Annually, within six months of the end of the financial year, a General Meeting shall be held. The notice for this meeting shall in any case mention the following matters:

(a)

the consideration of the Annual Accounts, the Management Report and the information, referred to in section 2:392 subsection 1 of the Dutch Civil Code, insofar as that provision applies to the Company;

(b)	the adoption of the Annual Accounts; and

(c)	the allocation of the profits or the determination how a loss will be accounted for.

These items need not be mentioned in the notice of meeting if the period for preparing the Annual Accounts and for presenting the Management Report has been extended by the General Meeting or if the notice of meeting mentions a proposal to that effect.

26.2	The Board shall be authorised to convene a General Meeting.

26.3	A General Meeting shall be convened whenever the Board considers appropriate, without prejudice to sections 2:110 up to including 2:112 of the Dutch Civil Code.

27.	Venue, notice and agenda of the General Meetings

27.1	General Meetings shall be held in the Netherlands, in Amsterdam, Rotterdam, The Hague, Arnhem, Utrecht or Haarlemmermeer (Schiphol Airport).

27.2	Notice of a General Meeting shall be given by the Board or a Director.

27.3

Notice of a General Meeting shall be given by means of an announcement made by electronic means of communication which is directly and permanently accessible until the General Meeting and with due observance of the applicable law and stock exchange rules.

27.4	The notice of a General Meeting shall mention:

(a)	the matters to be discussed;

(b)	the place and time of the meeting;

(c)	the procedure for attending the meeting by a proxy authorised in writing; and

(d)	the procedure for attending the meeting and the exercise of the voting rights by any means of electronic communication in the event such right can be exercised in accordance with Article 30.2.

27.5

Notifications which pursuant to the law or these Articles of Association are to be addressed to the General Meeting may be included in the notice of meeting and, where applicable, in the document that has been made available at the offices of the Company for inspection, provided that this is mentioned in the notice.

27.6

A matter of which discussion has been requested in writing by one or more Persons with Meeting Rights who are so entitled pursuant to section 2:114a subsection 2 of the Dutch Civil Code shall be mentioned in the notice of meeting or announced in the same manner if the Company has received the request, including the reasons, or a proposal for a resolution no later than on the date specified in section 2:114a subsection 2 of the Dutch Civil Code. The requirement of written form for the request shall be met if the request has been recorded electronically.

27.7	Notice shall be given with due observance of the notice period prescribed by applicable law.

28.	Chairman and secretary of the General Meeting

The General Meeting shall be presided over by the chairman of the Board, who, nevertheless, may charge another person to preside over the meeting in his or her place even if he or she is present at the meeting. If the chairman of the Board is absent and he has not charged another person to preside over the meeting in his or her place, the Directors present at the meeting shall appoint one of them to be chairman. In the absence of all Directors, the General Meeting shall appoint its chairman. The chairman shall designate the secretary of the General Meeting.

29.	Minutes and recording of resolutions of the General Meeting

29.1

The secretary of the General Meeting shall keep minutes of the proceedings at the meeting, unless a notarial record is prepared in accordance with Article 29.2. Minutes shall be adopted and in evidence of such adoption be signed by the chairman and the secretary of the General Meeting.

29.2	The chairman of the General Meeting and each Director may at any time give instructions that a notarial record of the proceedings at the meeting be prepared at the expense of the Company.

29.3	If the Board was not represented at the meeting, the chairman of the General Meeting shall as soon as possible notify the chairman of the Board of the adopted resolutions.

29.4

The Board shall keep a record of the adopted resolutions. The records shall be available at the offices of the Company for inspection by the Persons with Meeting Rights. Upon request, each of them shall be provided with a copy or extract of such records at no more than cost.

30.	Rights at the General Meeting

30.1

Each Person with Meeting Rights shall be authorised to attend the General Meeting, to address the General Meeting and to exercise the voting rights he or she is entitled to in person or by a proxy authorised in writing.

30.2

Each Person with Meeting Rights shall be authorised to attend the General Meeting in person or by a proxy authorised in writing, to address the General Meeting and to exercise the voting rights he or she is entitled to by electronic means of communication, if this is mentioned in the notice of the meeting. To do so, the Person with Meeting Rights must be identifiable through the electronic means of communication and be able to directly observe the proceedings at the meeting and to exercise the voting rights. A Person with Meeting Rights so attending shall be deemed to be present or represented at the meeting. The persons giving notice of the meeting may set conditions for the use of the electronic means of communication. These conditions shall be mentioned in the notice of the meeting.

30.3	For the purpose of Articles 30.1 and 30.2 the requirement of written form for the authorisation shall be met if the authorisation has been recorded electronically.

30.4

For the purpose of Articles 30.1 and 30.2 the persons who on a record date to be set by the Board with due observance of section 2:119 subsection 2 of the Dutch Civil Code have the right to vote or attend the General Meeting and are registered as such in a register designated by the Board shall be deemed to have such rights and therefore be deemed to be Persons with Meeting Rights, irrespective of whom are entitled to the Shares at the time of the meeting. The notice of meeting shall mention the record date as well as the manner in which the persons entitled to vote and attend the General Meeting can register and the manner in which they can exercise their rights.

30.5

A Person with Meeting Rights who on the record date referred to in Article 30.4 has the right to vote or attend the General Meeting, or a proxy authorised in writing, will only be admitted to the meeting if the Person with Meeting Rights has informed the Board of his or her intention to attend the meeting and, if applicable, of the authorisation prior to the date to be set by the Board. Such date may not be set earlier than on the eighth day prior to the date of the meeting. The notice of meeting shall mention the date referred to in the preceding sentence. The Company shall offer the Person with Meeting Rights the possibility to inform the Company by electronic means of the authorisation.

30.6

Each person present at the General Meeting who is entitled to vote must sign the attendance list, stating his or her name and the number of votes he or she may cast. The chairman of the meeting may determine that the attendance list must also be signed by other persons present at the meeting.

30.7	Directors shall as such have an advisory vote at the General Meeting.

30.8	The chairman of the General Meeting shall decide on the admittance of other persons to the meeting.

31.	Order of the General Meeting

31.1	The chairman of the General Meeting shall determine the order of the meeting.

31.2	The chairman of the General Meeting may limit the time any person present at the meeting may address the meeting and may take any other measures as to ensure orderly proceedings at the meeting.

32.	Adoption of resolutions at the General Meeting

32.1	Each Share confers the right to cast one vote. Blank votes and invalid votes shall be regarded as not having been cast.

32.2

Upon convening a General Meeting, the Board may determine that votes which are cast prior to the meeting by electronic means of communication or by letter shall be put on par with votes which are cast at the time of the meeting. These votes shall not be cast earlier than on the record date set by the Board with due observance of section 2:117b subsection 3 of the Dutch Civil Code. For the purposes of the two preceding sentences, the persons who have the right to vote or attend the meeting and are registered as such in a register designated by the Board as of the record date set by the Board shall be deemed to have such rights for purposes of the General Meeting and therefore be deemed to be Persons with Meeting Rights, irrespective of whoever is entitled to the Shares at the time of the General Meeting. The notice of meeting shall mention the record date as well as the manner in which the persons entitled to vote and attend the General Meeting can register and the manner in which they can exercise their rights.

32.3	Unless the law or these Articles of Association require a larger majority, all resolutions shall be adopted by an absolute majority of the votes cast.

32.4	The chairman of the General Meeting shall determine the manner of voting.

32.5

The chairman’s decision at the General Meeting on the result of a vote shall be conclusive. The same shall apply to the contents of an adopted resolution, to the extent that the vote related to a proposal not made in writing. If immediately after the chairman’s decision its correctness is contested, there shall be a new free vote if the majority of the meeting or, if the original vote was not taken on a poll or by a ballot, any person present who is entitled to vote so requires. Such new vote shall overrule the legal consequences of the original vote.

32.6	A written statement of the chairman of the General Meeting that the General Meeting has adopted a resolution shall constitute proof of such resolution vis-à-vis third parties.

32.7

In the General Meeting no votes may be cast in respect of a Share held by the Company or a Subsidiary thereof; no votes may be cast in respect of a Share the depositary receipt for which is held by the Company or a Subsidiary thereof. However, the holders of a right of usufruct and holders of a right of pledge on Shares held by the Company and its Subsidiaries are not excluded from their right to vote, if the right of usufruct or the right of pledge was created prior to the time such Share was held by the Company or a Subsidiary thereof. Neither the Company nor a Subsidiary thereof may cast votes in respect of a Share on which it holds a right of usufruct or a right of pledge.

32.8

When determining to what extent the Shareholders cast votes, are present or represented or to what extent the share capital is provided or represented, no account shall be taken of Shares which are not entitled to voting rights pursuant to Article 32.7.

33.	Meetings of holders of Shares of a particular class

33.1	The Board shall be authorised to convene a meeting of holders of Shares of a particular class.

33.2

A meeting of holders of Shares of a particular class shall be convened whenever pursuant to the law or these Articles of Association a resolution of the meeting of holders of Shares of such class is required and furthermore whenever the Board considers appropriate.

33.3	Articles 27 up to and including 32 shall apply by analogy to meetings of holders of Shares of a particular class, provided, however, that:

(a)	notice shall be given no later than on the sixth day prior to the date of the meeting; and

(b)

on the proposal of the Board, holders of Shares of a particular class may adopt resolutions without holding a meeting, provided that they are adopted by unanimous vote of the holders of Shares of the particular class entitled to vote and that the votes are cast in writing or by electronic means; the holders of Shares of the particular class involved shall as soon as possible notify the chairman of the Board of the adopted resolutions; Article 29.4 shall apply by analogy to these resolutions.

34.	Financial year

The Company’s financial year shall coincide with the calendar year.

35.	Annual Accounts and Management Report

35.1

Annually, within five months of the end of the financial year, subject to an extension of such period not exceeding five months by the General Meeting on the basis of special circumstances, the Board shall prepare Annual Accounts and shall make these available at the offices of the Company for inspection by the Persons with Meeting Rights. The Board shall also make the Management Report available at the offices of the Company for inspection by the Persons with Meeting Rights within said period. The Board shall add to the Annual Accounts and the Management Report the information, referred to in section 2:392 subsection 1 of the Dutch Civil Code, insofar as that subsection applies to the Company.

35.2	The Annual Accounts shall be signed by all Directors. If the signature of one or more of them is lacking, this shall be disclosed, stating the reasons thereof.

35.3

The Company shall ensure that the Annual Accounts as prepared, the Management Report and the additional information to be added pursuant to section 2:392 subsection 1 of the Dutch Civil Code shall be available at the offices of the Company as of the date of the notice of the General Meeting at which they are to be discussed. The Persons with Meeting Rights may inspect the documents at the offices of the Company and obtain a copy thereof at no cost.

35.4	The Annual Accounts shall be adopted by the General Meeting. Adoption of the Annual Accounts shall not be deemed to grant a Director a discharge.

36.	Auditor

36.1	The Company shall give an assignment to an Auditor to audit the Annual Accounts.

36.2

The General Meeting shall be authorised to give the assignment. If the General Meeting fails to do so, then the Board shall be authorised to give the assignment. The assignment may be revoked at any time by the General Meeting or, if the Board has given the assignment, by the Board.

36.3	The Auditor shall report on his or her audit to the Board and shall issue a certificate containing its results.

37.	Share premium reserves

37.1

The Company shall maintain separate share premium reserves for the benefit of the holders of each series of Financing Preferred Shares. Payments on Financing Preferred Shares of a particular series in excess of the nominal value shall be added to the share premium reserve maintained by the Company for the benefit of the holders of the series of Financing Preferred Shares on which the payment is made.

37.2

Article 37.1 shall apply by analogy to any disposal by the Company of Financing Preferred Shares, or of depositary receipts thereof, provided that in such case the nominal value of the Financing Preferred Shares of the series concerned, or of the Financing Preferred Shares of the series concerned for which the depositary receipts have been issued, also shall be added to the relevant share premium reserve.

38.	Profit and loss

38.1	The General Meeting shall be authorised to allocate the profits, subject to Articles 38.2 and 38.3.

38.2	From the profits made in any financial year, first of all, to the extent possible, the following distributions shall be made:

(a)

to the holders of Financing Preferred Shares, an amount equal to the average during the financial year concerned of the twelve month Euro Interbank Offered Rate (Euribor), as set by the European Central Bank, weighted by the number of days on which such interest rate was applicable, increased by a margin not exceeding five hundred basis points, to be set by the Board upon issue of the relevant Financing Preferred Shares, calculated on the weighted average during that financial year of the aggregate amount paid up and called up on their Financing Preferred Shares; therefore, any increases and reductions of the amounts paid up and called up on their Financing Preferred Shares during that financial year shall be taken into account for the purpose of calculating each distribution; the days during which the Financing Preferred Shares were held by the Company shall be disregarded; and

(b)

if Financing Preferred Shares were cancelled during the preceding financial year, to the last former holders of those Financing Preferred Shares, an amount equal to the amount of the distribution referred to in Article 11.4 under (b), reduced by the amount of the distribution already received by them pursuant to that provision.

If in any financial year the profits are insufficient to make such distributions, the deficit shall, to the extent possible, be distributed from any of the Distributable Reserves determined by the Board. If the profits made in any financial year or the Distributable Reserves are insufficient to make such distributions, the deficit shall be distributed from the profits made and the Distributable Reserves maintained in the following financial years and the preceding sentence of this Article 38.2 and Article 38.3 shall first apply after the deficit has been fully made up. Other than as set out in this Article 38.2, the Financing Preferred Shares shall not participate in the profits and the reserves of the Company, except that the holders of a series of Financing Preferred Shares shall participate in the share premium reserve maintained by the Company for the benefit of the holders of such series of Financing Preferred Shares.

38.3	The Board shall be authorised to determine that the profits remaining after application of Article 38.2 shall in whole or in part be reserved.

38.4	The Board shall be authorised to determine how a loss will be accounted for.

38.5	A deficit may only be applied against reserves maintained pursuant to the law to the extent permitted by law.

39.	Distributions

39.1	The General Meeting shall be authorised to declare distributions, subject to Articles 39.2 up to and including 39.4.

39.2	The General Meeting may only resolve to declare distributions on the proposal of the Board.

39.3

The Company may only make distributions to the Shareholders and other persons entitled to distributable profits to the extent that its equity exceeds the aggregate amount of the issued share capital and the reserves which must be maintained pursuant to applicable law.

39.4	Any distribution of profits shall be made only following the adoption of the Annual Accounts by the General Meeting that show such distribution is permitted in accordance with Article 39.3.

39.5

The Board may resolve to may make interim distributions, provided that the requirement of Article 39.3 has been met as evidenced by an interim financial statement as referred to in section 2:105 subsection 4 of the Dutch Civil Code.

39.6	Shares held by the Company shall not be taken into account for the purpose of calculating each distribution, unless such Shares are encumbered with a right of usufruct or a right of pledge.

39.7

Distributions on Shares of a particular class shall be made pro rata on all Shares of such particular class. Distributions to the last former holders of Financing Preferred Shares that have been cancelled shall be made pro rata on the aggregate amount of the Financing Preferred Shares held by such holders immediately before the cancellation.

39.8	Distributions shall be due and payable four weeks after they have been declared, unless the General Meeting determines another date on the proposal of the Board.

39.9	Distributions which have not been collected within five years of the start of the day after the day on which they became due and payable shall revert to the Company.

39.10	The General Meeting may determine that distributions shall be made in whole or in part in the form of Shares or in a currency other than the euro, provided on the proposal of the Board.

39.11

The Company shall announce any proposal for a distribution and the date when and the place where the distribution will be payable to all Shareholders by electronic means of communication with due observance of the applicable law and stock exchange rules.

40.	Amendment of these Articles of Association

40.1	The General Meeting shall be authorised to amend these Articles of Association.

40.2	The General Meeting may only resolve to amend these Articles of Association on the proposal of the Board.

40.3	If a proposal to amend these Articles of Association is to be made to the General Meeting, such shall always be mentioned in the notice of the General Meeting.

41.	Dissolution and liquidation

41.1	The General Meeting shall be authorised to dissolve the Company.

41.2	The General Meeting may only resolve to dissolve the Company on the proposal of the Board.

41.3	Article 40.3 shall apply by analogy to a proposal to dissolve the Company.

41.4

If the Company is dissolved pursuant to a resolution of the General Meeting, its assets shall be liquidated by the Executive Directors, under the supervision of the Non-Executive Directors, if and to the extent that the General Meeting shall not resolve otherwise.

41.5	The General Meeting shall determine the remuneration of the liquidators and of the persons charged with the supervision of the liquidation.

41.6

The liquidation shall take place with due observance of the relevant provisions of Book 2 title 1 of the Dutch Civil Code. During the liquidation period these Articles of Association shall, to the extent possible, remain in full force.

41.7	From the balance of the assets of the Company remaining after the creditors have been paid first of all, to the extent possible, the following distributions shall be made:

(a)	to the holders of Financing Preferred Shares, in proportion to the aggregate amount of the Financing Preferred Shares held by such holders:

(i)	the amount paid up on their Financing Preferred Shares;

(ii)	any deficit, referred to in Article 38.2; and

(iii)	an amount equal to the amount referred to in Article 38.2 under (a) calculated up to the date on which the Company was dissolved;

(b)

to the holders of each series of Financing Preferred Shares, in proportion to the aggregate amount of the Financing Preferred Shares held by such holders, the balance of the share premium reserve maintained by the Company for the benefit of the holders of the relevant series of Financing Preferred Shares;

(c)

to the last former holders of the Financing Preferred Shares that have been cancelled, in proportion to the aggregate amount of the Financing Preferred Shares held by such holders immediately before cancellation:

(i)	any deficit, referred to in Article 38.2; and

(ii)

if their Financing Preferred Shares were cancelled in the financial year in which the Company was dissolved, an amount equal to the amount of the distribution referred to in Article 11.4 under (b), reduced by the amount of the distribution already received by them pursuant to that provision.

If the surplus is insufficient to make such distributions in full, the surplus shall be distributed to the holders of Financing Preferred Shares and last former holders of Financing Preferred Shares that have been cancelled in proportion to the aggregate amount to which they would be entitled if the surplus would be sufficient.

41.8	The balance remaining after application of Article 41.7 shall be distributed to the holders of Ordinary Shares in proportion to the aggregate amount of the Ordinary Shares held by such holders.

41.9	After the Company has ceased to exist, its books, records and other data carriers shall remain in the custody of the person designated for that purpose by the liquidators for a period of seven years.

FINAL DECLARATIONS

Finally, the person appearing declares:

(a)	pursuant to the present amendment of articles of association becoming effective each issued share in the share capital of the Company is converted into an ordinary share;

(b)

by a resolution, dated the thirtieth day of June two thousand and twenty, the general meeting of the Company authorised the management board for a period of five years, commencing on the date on which this deed is executed and consequently ending on the thirtieth day of June two thousand and twenty-five, to issue shares and to grant rights to subscribe for shares. The resolution of the general meeting granting the authorisation specifies that the authority to issue shares and to grant rights to subscribe for shares concerns all unissued shares of the authorised share capital as applicable on the date on which this deed is executed or at any time in the future minus any shares that will be issued after that date pursuant to a resolution of the general meeting adopted prior to that date;

(c)

by a resolution, dated the thirtieth day of June two thousand and twenty, the general meeting of the Company authorised the management board for a period of five years, commencing on the date on which this deed is executed and consequently ending on the thirtieth day of June two thousand and twenty-five, to limit or exclude pre-emption rights in respect of ordinary shares;

(d)

by a resolution, dated the thirtieth day of June two thousand and twenty, the general meeting of the Company authorised the management board for a period of eighteen months, commencing on the date on which this deed is executed and consequently ending on the thirty-first day of December two thousand and twenty-one, to acquire ordinary shares in the share capital of the Company or depositary receipts thereof for consideration. The resolution of the general meeting granting the authorisation specifies that the maximum number of ordinary shares permitted pursuant to applicable law and the articles of association from time to time may be acquired and that ordinary shares may be acquired through repurchases negotiated in the open market or privately, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the ordinary shares up to one hundred and ten percent (110%) of the market price of ordinary shares, provided that:

(i)	for open market or privately negotiated repurchases, the market price shall be the price for ordinary shares on the NASDAQ Stock Market at the time of the transaction;

(ii)

for self-tender offers, the market price shall be the volume weighted average price for the ordinary shares on the NASDAQ Stock Market during a period, determined by the management board, of no less than one and no more than five consecutive trading days immediately prior to the expiration of the tender offer;

(iii)	for accelerated repurchase arrangements, the market price shall be the volume weighted average price of the ordinary shares on the NASDAQ Stock Market over the term of the arrangement.

The volume weighted average price for any number of trading days shall be calculated as the arithmetic average of the daily volume weighted average price on those trading days;

(e)

by a resolution, dated the thirtieth day of June two thousand and twenty, the general meeting of the Company authorised the management board for a period of eighteen months, commencing on the date on which this deed is executed and consequently ending on the thirty-first day of December two thousand and twenty-one, to acquire financing preferred shares in the share capital of the Company or depositary receipts thereof for consideration. The resolution of the general meeting granting the authorisation specifies that the maximum number of financing preferred shares permitted pursuant to applicable law and the articles of association from time to time may be acquired and that financing preferred shares may be acquired through repurchases negotiated in the open market or privately, in self-tender offers, or through accelerated repurchase arrangements, at prices ranging from the nominal value of the financing preferred shares up to the higher of:

(i)	the amount that would be paid by the Company upon cancellation of such financing preferred shares in accordance with the relevant provisions of the articles of association of the Company; and

(ii)

one hundred and ten percent (110%) of the market price of the ordinary shares into which the financing preferred shares may be converted in accordance with the relevant provisions of the articles of association of the Company, whereby the market price shall be determined in the manner as set out above under (d);

(f)

by a resolution dated the thirtieth day of June two thousand and twenty, the general meeting of the Company resolved that the authorisations referred to above shall survive the transition of the articles of association of the Company in accordance with article 50 of the articles of association and that such authorisations shall, to the extent necessary, from the first day of July two thousand and twenty-one be deemed to have been granted to the board of the Company for the respective unexpired periods of such authorisations;

(g)

at the time of the present amendment of articles of association becoming effective the issued share capital of the Company amounts to three hundred and thirty-seven thousand nine hundred and twelve euros and sixty-nine eurocents (EUR 337,912.69).

The certificate of which section 2:72 subsection 1 of the Dutch Civil Code prescribes that it shall be attached to this deed is attached to this deed (annex).

The person appearing is known to me, civil law notary.

In witness whereof this deed is executed in Amsterdam, the Netherlands, on the date first mentioned in the head of this deed.

After having conveyed the contents of this deed and having given an explanation thereto to the person appearing, she declared that she has taken note of the contents of this deed and agrees with the same. Thereupon, immediately after limited reading of this deed, it is signed by the person appearing and by me, civil law notary, at ten hours and forty-five minutes Central European Time.